UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment # 9)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMBER OPTOELECTRONICS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

3663

(Primary Standard Industrial Classification Code Number)

N/A

(I.R.S. Employer Identification Number)

2283 Argentia Road, Unit 10, Box 8 Mississauga ON L5N 5Z2, Canada

905 824 5306 Ext 203  Fax 905 369 0149

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Richard S. Lane, 200 East 71 Street, New York, NY 10021, 212-737-8454

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

NA

 (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of   1933 check the following box:  [X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. [   ]

Large accelerated filer [   ]

Accelerated filer [   ]

Non-accelerated filer (Do not check if a smaller reporting company) [   ]

Smaller reporting company [ X ]

SEC 870 (02-08)

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Calculation of Registration Fee Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Price Per Unit	Proposed Maximum Aggregate Price	Amount of Registration Fee
Total Common Shares $0.001 par value	24,728,850	$0.05	$1,236,442.50	$48.59

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (§230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

PROSPECTUS

24,728,850 Shares of Common Stock

Amber Optoelectronics, Inc.

State of Delaware Corporation

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 24,728,850 shares of our common stock comprising:

The selling stockholders may sell all or any portion of their shares of common stock in one or more transactions  on the over-the-counter market or in privately negotiated transactions. Each selling stockholder will determine the prices at which it sells its shares. Although we will incur expenses in connection with the registration of the common stock, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

There is no quote on our common stock on any established trading market.  We cannot give you any assurance that an established trading market in our common stock will develop, or if such a market does develop, that it will continue.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 herein for a discussion of certain risk factors that you should consider. You should read the entire prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

Table of Contents

PART  1 -  INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

     Forward Looking Statements

4

Risk Factors Related To Our Business

4

Risk Related to Ownership of our Common Stock

6

PENNY STOCK CONSIDERATION

6

Penny stocks are subject to specific regulations and caveats.

6

DILUTION

7

SELLING SECURITY HOLDERS

7

    Plan of Distribution

14

    Description of securities to be registered

15

Shareholders

16

Dividends

16

INTERESTS OF NAMED EXPERTS AND COUNSEL

16

INFORMATION WITH RESPECT TO THE REGISTRANT

16

     History

16

BUSINESS OF THE ISSUER

17

 The company’s technology

  17

Recent Developments

17

    Plan of Operations

17

Reports to Security Holders

19

    Legal Proceedings

19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  19

Six Months Ended June 30, 2008 and 2007

19

    Liquidity and Capital Resources

19

    Results of Operations

20

Executive Compensation and Corporate Governance

21

Executive Compensation

21

Security Ownership of Management

21

    Executive Officers and Directors

22

Security Ownership of Certain Beneficial Owners.

23

Transactions with Related Person, Promoters and Certain Control Persons

23

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

23

AVAILABLE INFORMATION

23

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT  LIABILITIES

24

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

24

INDEMNIFICATION OF DIRECTORS AND OFFICERS

24

RECENT SALES OF UNREGISTERED SECURITIES

25

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2007

26

AS OF MARCH  31, 2008

37

AS OF JUNE 30, 2008

45

EXHIBITS

3.1

CERTIFICATE OF INCORPORATION

52

3.2

 BY-LAWS OF THE COMPANY

54

5.1    OPINION OF COUNSEL

59

5.2  OPINION OF COUNSEL – LETTER TO THE SECURITIES AND EXCHANGE COMMISSION

60

10.1   LICENSING RIGHTS

61

10.2   TERRITORY MODIFICATION

63

10.21  Territory Confirmation

64

10.6  VISIONARY INVESTMENT GROUP INC. – CONSULTANT’S AGREEMENT

65

23.1  INDEPENDENT AUDITORS CONSENT

66

23.2  INDEPENDENT AUDITORS LETTER

67

UNDERTAKINGS

68

SIGNATURES

68

 PART I—INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

THE FOLLOWING IS ONLY A SUMMARY OF THE INFORMATION, FINANCIAL STATEMENTS AND THE NOTES INCLUDED IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING “RISK FACTORS” (Page 4) AND OUR FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS BEFORE MAKING ANY INVESTMENT DECISION.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.  SEE "RISK FACTORS" COMMENCING ON (Page 4) FOR DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS,. THE COMMON SHARES BEING REGISTERED ARE NOT LISTED ON ANY NATIONAL SECURITIES MARKET.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FORWARD-LOOKING STATEMENTS

Some of the statements under the sections of this prospectus entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and elsewhere in this prospectus contain forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

You should refer to the section of this prospectus entitled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these, as well as other factors not presently known to us or that we currently consider immaterial, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We do not undertake to update any of the forward-looking statements after the date of this prospectus, except to the extent required by applicable securities laws.

RISK FACTORS

Risks Related to our Business

We have a limited operating history for you to evaluate our business. We may never attain profitability.

We have been engaged in our line of business since late 2006 early 2007 only. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the manufacture of our products. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies.  We may never overcome these obstacles.

Our business is speculative and dependent upon the implementation of our business plan and our ability to market our products to third parties on terms that will be commercially viable for us.

The markets for our products are highly competitive, and our inability to compete with other manufacturers in the wire and cable industry could harm our net sales and profitability.

The market for back light technology is highly competitive. Accordingly, we are subject to competition in many of our markets primarily on the basis of price. We must also be competitive in terms of quality, availability, payment terms and customer service. We are facing increased competition from products manufactured in many countries that in many cases are comparable in terms of quality but are offered at lower prices. Unless we can produce our products at competitive prices or purchase comparable products from sources on favourable terms, we may experience a decrease in our net sales and profitability. Some of our competitors have greater resources, financial and otherwise, than we do and may be better positioned to invest in manufacturing and supply chain efficiencies and product development. We may not be able to compete successfully with our existing competitors or with new competitors.

Our net sales, net income and growth depend largely on the economic strength of the markets that we serve, and if these markets become weaker, we could suffer decreased sales and net income.

Many of our customers use our products as components in their own products or in projects undertaken for their customers. Our ability to sell our products is largely dependent on general economic conditions, including how much

Growth through acquisitions is a significant part of our strategy and we may not be able to successfully identify, finance or integrate acquisitions in order to grow our business.

Growth through acquisitions will be, a significant part of our strategy. We continually evaluate possible acquisition candidates. We may not be successful in identifying, financing and closing acquisitions on favourable terms. Potential acquisitions may require us to obtain additional financing or issue additional equity securities or securities convertible into equity securities, and any such financing and issuance of equity may not be available on terms acceptable to us or at all. If we finance acquisitions by issuing equity securities or securities convertible into equity securities, our existing shareholders could be diluted, which, in turn, could adversely affect the market price of our stock. If we finance an acquisition with debt, it could result in higher leverage and interest costs. Further, we may not be successful in integrating any such acquisitions that are completed. Integration of any such acquisitions may require substantial management, financial and other resources and may pose risks with respect to production, customer service and market share of existing operations. In addition, we may acquire businesses that are subject to technological or competitive risks, and we may not be able to realize the benefits expected from such acquisitions.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from sale of our products alone may not be sufficient to fund our operations or planned growth.  We will likely require additional capital to continue to operate our business beyond the initial phase of our current operations, and to further expand our business.  We may be unable to obtain additional capital required.  Furthermore, inability to maintain capital may damage our reputation and credibility with industry participants. Our inability to raise additional funds when required may have a negative impact on our operations and financial results.

Future acquisitions and future development, production and marketing activities, as well as our administrative requirements (such as salaries and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We plan to pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, the capital received through this offering may not be sufficient to fund our operations going forward without obtaining additional capital financing.

Any additional capital raised through the sale of equity may dilute your ownership percentage.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the back light module for the computer or television industry in particular), our status as a relatively new enterprise with a limited demonstrated operating history, and/or the loss of  key management.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business.  If we fail to effectively manage our growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure you that we will be able to do so. If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability

Risk Related to the Ownership of our Common Stock

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.  INVESTMENT IN THE SECURITIES OFFERED HERE INVOLVES CERTAIN RISKS AND IS SUITABLE ONLY FOR INVESTORS WHO CAN AFFORD A COMPLETE LOSS OF THEIR INVESTMENT.

As of the date of this registration statement, there is no public market for our common stock. There can be no assurance that a meaningful trading market will develop. We make no representation about the value of our common stock. Following this offering, the market price for our common stock may be volatile depending on various factors, including the general  economy,  stock market conditions,  announcements by us or our competitors,  fluctuations in our operating results or for undeterminable  reasons. There can be no assurance that an active trading market will develop after the offering or, if developed, that it will be sustained and you may lose all or part of your investment.

Once this prospectus becomes effective and a market is established, the price of the shares will be determined therein.  The price bears no relation to our book value, net worth, assets or any other financial criteria.  In no event should the offering price be regarded as an indicator of any future market price of our securities. You may lose all or part of your investment if the offering price is higher than the future market price of our shares.

FUTURE SALES BY EXISTING STOCKHOLDERS COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

If any of our stockholders sell a large number of our common stock, the market price of the common stock could decline significantly.  Further, the perception in the public market that our existing stockholders might sell their shares of common stock could depress the market price of the common stock.  The maximum number of shares the selling shareholders may potentially sell is 24,728,850.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY.

Prior to this registration there was no public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock could experience, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance.  In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

WE WILL NOT PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the board of directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

PENNY STOCK CONSIDERATIONS

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

PENNY STOCKS ARE SUBJECT TO SPECIFIC REGULATIONS AND CAVEATS.

We are not listed on any exchange at this time. If we become listed, our stock  may be deemed to be a "penny  stock"  which are  subject  to  various regulations  involving  certain  disclosures  to be  given  to you  prior to the purchase of any penny stock.  These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low price securities that do not have a very high trading volume.  Because of this, the price is likely to be volatile and you may not be able to buy or sell the shares when you want.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Selling Security Holders

Name	Position/Material Relationship within last 3 years	Title of class	Trading Class	Amount Owned Before Offering	Date Shares issued	Amount to be Offered	Amount Owned after Offering	Percent of Class
Altenburg Joseph E	Stockholder	Common	F	100	12/29/87	0	0	<1%
Altman M	Stockholder	Common	F	100	12/29/87	0	0	<1%
Anis Rose	Stockholder	Common	F	1000	12/29/87	0	0	<1%
Ashton Sandra	Stockholder	Common	F	100	12/29/87	0	0	<1%
Badger Thomas	Stockholder	Common	F	100	12/29/87	0	0	<1%

Baine Gordon	Stockholder	Common	F	100	12/29/87	0	0	<1%
Baldwin Shirley	Stockholder	Common	F	1,545	12/29/87	0	0	<1%
Barber Ray E	Stockholder	Common	F	200	12/29/87	0	0	<1%
Barcus Kelly	Stockholder	Common	F	100	12/29/87	0	0	<1%
Barnhoorn Daniel	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bartz Kurt	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bean Stefan J	Stockholder	Common	F	100	12/29/87	0	0	<1%
Becker Stanley	Stockholder	Common	F	100	12/29/87	0	0	<1%
Belmont Management	Stockholder	Common	F	447,986	07/09/07	0	0	<1%
Belosi Madelyn	Stockholder	Common	F	100	12/29/87	0	0	<1%
Berardi Mildred T	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bergan Patricia	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bertin Fulda	Stockholder	Common	F	100	12/29/87	0	0	<1%
Berzanski Rochel	Stockholder	Common	F	1000	12/29/87	0	0	<1%
Bethesda Church	Stockholder	Common	F	500	12/29/87	0	0	<1%
Biamonte Joseph P	Stockholder	Common	F	100	12/29/87	0	0	<1%
Birnbaum Jay B	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bischoping Frank	Stockholder	Common	F	100	12/29/87	0	0	<1%
Blakely James R	Stockholder	Common	F	100	12/29/87	0	0	<1%
Blessing Melvin J	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bluestone Murry	Stockholder	Common	F	100	12/29/87	0	0	<1%
Blythers Elizabeth	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bocchino A. Charles	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bodenberg Thomas	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bolafashola J/T Lisa	Stockholder	Common	F	1000	12/29/87	0	0	<1%
Bonacci Sam	Stockholder	Common	F	100	12/29/87	0	0	<1%
Boorady Cynthia	Stockholder	Common	F	100	12/29/87	0	0	<1%
Boorady Fredrick A	Stockholder	Common	F	200	12/29/87	0	0	<1%
Boorady Peter A	Stockholder	Common	F	100	12/29/87	0	0	<1%
Boorady Mark A	Stockholder	Common	F	200	12/29/87	0	0	<1%
Boorady Marilyn A	Stockholder	Common	F	100	12/29/87	0	0	<1%
Boorady Barbara A	Stockholder	Common	F	100	12/29/87	0	0	<1%
Boorady Edward F	Stockholder	Common	F	100	12/29/87	0	0	<1%
Borrelli Marie E	Stockholder	Common	F	100	12/29/87	0	0	<1%
Borelli Joseph F	Stockholder	Common	F	100	12/29/87	0	0	<1%
Borresen Eric	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bousman Neil	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bozinocich Peter M	Stockholder	Common	F	100	12/29/87	0	0	<1%
Branquinho G	Stockholder	Common	F	550,000	07/09/07	0	0	2.14%
Branquinho Edwardo	Stockholder	Common	F	500,000	07/09/07	0	0	1.94%
Branquinho Joelma	Stockholder	Common	F	490,000	07/09/07	0	0	1.90%
Brasil Gustavo	Stockholder	Common	F	450,000	07/09/07	0	0	1.75%
Brasil Luiz O	Stockholder	Common	F	650,000	07/09/07	0	0	2.53%
Brasil Luiz	Stockholder	Common	F	450,000	07/09/07	0	0	1.75%
Brasil Wayne	Stockholder	Common	F	550,000	07/09/07	0	0	2.145
Brewer Melvin C	Stockholder	Common	F	100	12/29/87	0	0	<1%
Brown Raymond	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bruce Calvin	Stockholder	Common	F	100	12/29/87	0	0	<1%
Bruno Joseph	Stockholder	Common	F	100	12/29/87	0	0	<1%
Buck Charles W	Stockholder	Common	F	100	12/29/87	0	0	<1%
Buehlman John R	Stockholder	Common	F	100	12/29/87	0	0	<1%
Burgio John	Stockholder	Common	F	100	12/29/87	0	0	<1%
Burgio Salvatore A	Stockholder	Common	F	100	12/29/87	0	0	<1%
Caccard Ruth	Stockholder	Common	F	100	12/29/87	0	0	<1%
Callahan Thomas	Stockholder	Common	F	100	12/29/87	0	0	<1%
Campana John	President/Drecto	Common	R	200,000	02/07/08	0	0	0.78%
Cantin Marian	Stockholder	Common	F	100	12/29/87	0	0	<1%
Cantin Ruth M	Stockholder	Common	F	100	12/29/87	0	0	<1%
Caramagno Dominic	Stockholder	Common	F	100	12/29/87	0	0	<1%
Caricato Michael A	Stockholder	Common	F	100	12/29/87	0	0	<1%
Carrigan WilliamA	Stockholder	Common	F	100	12/29/87	0	0	<1%
Carter Theresa	Stockholder	Common	F	100	12/29/87	0	0	<1%
Castiglione Joseph	Stockholder	Common	F	100	12/29/87	0	0	<1%
Catizone Pat	Stockholder	Common	F	100	12/29/87	0	0	<1%
Cesare Jr Albert	Stockholder	Common	F	100	12/29/87	0	0	<1%
Chabad Lubavitck	Stockholder	Common	F	4,935	12/29/87	0	0	<1%
Chang Hsiu-Chin	Stockholder	Common	F	60,000	07/16/87	0	0	<1%
Chang Chin-lin	Stockholder	Common	F	10,000	07/16/87	0	0	<1%
Chang I-Min	Stockholder	Common	F	450,000	07/16/07	0	0	1.75%
Chapman Steven	Stockholder	Common	F	500	12/29/87	0	0	<1%
Chen Daniel	Stockholder	Common	F	11,000	07/16/87	0	0	<1%
Chen Jack	Stockholder	Common	F	9,000,000	07/09/07	0	0	31%
Chrapla Michael L	Stockholder	Common	F	100	12/29/87	0	0	<1%

Christian Kennith W	Stockholder	Common	F	100	12/29/87	0	0	<1%
Cifelli Josph	Stockholder	Common	F	100	12/29/87	0	0	<1%
Cimino Josph Connie	Stockholder	Common	F	100	12/29/87	0	0	<1%
Colavecchia Joseph	Stockholder	Common	F	100	12/29/87	0	0	<1%
Cole Terri	Stockholder	Common	F	100	12/29/87	0	0	<1%
Comotti Elmo	Stockholder	Common	F	100	12/29/87	0	0	<1%
Conner Kennith	Stockholder	Common	F	100	12/29/87	0	0	<1%
Constant Roger	Stockholder	Common	F	100	12/29/87	0	0	<1%
Conte Helen	Stockholder	Common	F	100	12/29/87	0	0	<1%
Coons Bernard	Stockholder	Common	F	1,545	12/29/87	0	0	<1%
Cooper Dr, G B. & Betty	Stockholder	Common	F	100	12/29/87	0	0	<1%
Cornell Larry	Stockholder	Common	F	100	12/29/87	0	0	<1%
Crippen Mary Louise	Stockholder	Common	F	100	12/29/87	0	0	<1%
Curtis Franklin	Stockholder	Common	F	100	12/29/87	0	0	<1%
Cuva Anthony L	Stockholder	Common	F	100	12/29/87	0	0	<1%
Cuylear Chare-les	Stockholder	Common	F	200	12/29/87	0	0	<1%
Cuyler Isreal	Stockholder	Common	F	200	12/29/87	0	0	<1%
Cyrill Frank & Earlene	Stockholder	Common	F	100	12/29/87	0	0	<1%
Czajowski Jan & Loda	Stockholder	Common	F	100	12/29/87	0	0	<1%
Czop Joseph	Stockholder	Common	F	100	12/29/87	0	0	<1%
DeLaporte Henert	Stockholder	Common	F	100	12/29/87	0	0	<1%
Depodesta M,	Stockholder	Common	F	680,000	07/09/07	0	0	2,64%
Derimiggio John	Stockholder	Common	F	100	12/29/87	0	0	<1%
Diamond Michael	Stockholder	Common	F	71,900	12/29/87	0	0	<1%
Diamond Jessica	Stockholder	Common	F	27,717	12/29/87	0	0	<1%
Diamond Mihalia	Stockholder	Common	F	27,717	12/29/87	0	0	<1%
Diamond Morris	Stockholder	Common	F	500,000	07/09/07	0	0	1.94%
Dicarlo Joseph	Stockholder	Common	F	100	12/29/87	0	0	<1%
Dicarlo Joseph	Stockholder	Common	F	100	12/29/87	0	0	<1%
Dicarlo Joseph	Stockholder	Common	F	100	12/29/87	0	0	<1%
Dicker Henery -Rochelle	Stockholder	Common	F	100	12/29/87	0	0	<1%
Ding Yong Ling	Stockholder	Common	F	450,000	07/09/07	0	0	1,75%
Do Vallelawall Claudine	Stockholder	Common	F	460,800	07/09/07	0	0	1.79%
Dobaj Raymond	Stockholder	Common	F	100	12/29/87	0	0	<1%
Donlan David & Ruth	Stockholder	Common	F	100	12/29/87	0	0	<1%
Donna Garry H	Stockholder	Common	F	100	12/29/87	0	0	<1%
Donohue SR. Jamees	Stockholder	Common	F	100	12/29/87	0	0	<1%
Dreyer Jeanette	Stockholder	Common	F	100	12/29/87	0	0	<1%
Dudkowski Joseph	Stockholder	Common	F	100	12/29/87	0	0	<1%
Dupree Collen	Stockholder	Common	F	100	12/29/87	0	0	<1%
Dye Robert C	Stockholder	Common	F	100	12/29/87	0	0	<1%
Dzieciuchowski Eugene	Stockholder	Common	F	100	12/29/87	0	0	<1%
Eisenstadt Arnold	Stockholder	Common	F	100	12/29/87	0	0	<1%
Elardo Cust. Vincent F	Stockholder	Common	F	100	12/29/87	0	0	<1%
Elliott Stephen N	Stockholder	Common	F	100	12/29/87	0	0	<1%
Everhart Gerald W	Stockholder	Common	F	100	12/29/87	0	0	<1%
Fang Hsieh Hsueh	Stockholder	Common	F	24,000	07/16/07	0	0	<1%
Felton Thomas	Stockholder	Common	F	100	12/29/87	0	0	<1%
Fen Yong-Lee	Stockholder	Common	F	400,000	07/16/07	0	0	1.58%
Fingland Jr. Thomas h	Stockholder	Common	F	100	12/29/87	0	0	<1%
Flanigan James P	Stockholder	Common	F	100	12/29/87	0	0	<1%
Florence Digioia	Stockholder	Common	F	100	12/29/87	0	0	<1%
Fox Joseph A	Stockholder	Common	F	100	12/29/87	0	0	<1%
Franka C	Stockholder	Common	F	545,000	07/16/07	0	0	2.11%
Franchell Raymond	Stockholder	Common	F	100	12/29/87	0	0	<1%
Frentsos George	Stockholder	Common	F	100	12/29/87	0	0	<1%
G, Evans Young Ltd,	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gamboain Michael	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gates John	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gattelaro Joseph	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gee Dawn M	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gelewski Paul	Stockholder	Common	F	100	12/29/87	0	0	<1%
Genazzio Adam & Betty	Stockholder	Common	F	100	12/29/87	0	0	<1%
Genazzio Adam	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gentry Alice	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gerlach Chester & Mary	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gesauldo Ralph	Stockholder	Common	F	100	12/29/87	0	0	<1%
Giangrelo Carmela	Stockholder	Common	F	100	12/29/87	0	0	<1%
Giardina Carolina	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gibson Phylis Joan	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gibson Charles	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gibson Charles	Stockholder	Common	F	100	12/29/87	0	0	<1%
Giehrl Geoge	Stockholder	Common	F	100	12/29/87	0	0	<1%

Gilliam Robert	Stockholder	Common	F	600,000	07/16/07	0	0	2.32%
Gilly John & Vickie	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gold David	Stockholder	Common	F	100	12/29/87	0	0	<1%
Golder Douglas	Stockholder	Common	F	100	12/29/87	0	0	<1%
Goldey John S	Stockholder	Common	F	100	12/29/87	0	0	<1%
Goldstein Robert	Stockholder	Common	F	100	12/29/87	0	0	<1%
Good Edwin M	Stockholder	Common	F	100	12/29/87	0	0	<1%
Goodwinn Christine	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gorlewinski Alois	Stockholder	Common	F	100	12/29/87	0	0	<1%
Green Melvin A	Stockholder	Common	F	100	12/29/87	0	0	<1%
Grundniewski Jerome	Stockholder	Common	F	100	12/29/87	0	0	<1%
Gryglewicz Jerome	Stockholder	Common	F	100	12/29/87	0	0	<1%
Guo Jun-Hong	Stockholder	Common	F	500,000	07/16/07	0	0	1.94%
Guo Yin-Yuan	Stockholder	Common	F	10,000	07/16/07	0	0	<1%
Hall Donald S	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hall Judith	Stockholder	Common	F	100	12/29/87	0	0	<1%
Halloway Michael	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hamburg Ruth	Stockholder	Common	F	100	12/29/87	0	0	<1%
Haralambides Alexander	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hasbrook Daniel T	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hassos Kleonikee M	Stockholder	Common	F	100	12/29/87	0	0	<1%
Haymes Adeline	Stockholder	Common	F	100	12/29/87	0	0	<1%
Heap Harold W	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hebberd Harry A	Stockholder	Common	F	100	12/29/87	0	0	<1%
Heckman Robert	Stockholder	Common	F	100	12/29/87	0	0	<1%
Heekin Stephan P	Stockholder	Common	F	100	12/29/87	0	0	<1%
Heiner 111 Earl W	Stockholder	Common	F	1,700	12/29/87	0	0	<1%
Heininger Rosemary	Stockholder	Common	F	100	12/29/87	0	0	<1%
Helmar Larry	Stockholder	Common	F	100	12/29/87	0	0	<1%
Henck Thomas & Harriet	Stockholder	Common	F	100	12/29/87	0	0	<1%
Henderson Jr George	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hennessey James	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hernandez James	Stockholder	Common	F	500	12/29/87	0	0	<1%
Hill Dennis	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hilliard Hal Victor	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hirsto Patsy C	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hodge Joe D	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hoffman Rodger & Mary	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hoffman Walter	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hoffman Walter	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hoover Wayne	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hoston Ronald+Jennie	Stockholder	Common	F	100	12/29/87	0	0	<1%
Howard Preston Q	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hsich Hsuch-Fang	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hsieh Chia Sheng	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hsieh Chia Sheng	Stockholder	Common	F	100	12/29/87	0	0	<1%
Huber James W	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hung Pang-Cheng	Stockholder	Common	F	100	12/29/87	0	0	<1%
Hunt James Edgar	Stockholder	Common	F	100	12/29/87	0	0	<1%
Ide Curtis	Stockholder	Common	F	100	12/29/87	0	0	<1%
Ivanic William J	Stockholder	Common	F	100	12/29/87	0	0	<1%
JablonskiZygmunt	Stockholder	Common	F	100	12/29/87	0	0	<1%
Jackman William	Stockholder	Common	F	100	12/29/87	0	0	<1%
Janiski J	Stockholder	Common	F	510.000	07/16/07	0	0	1.98%
Jasewski Hella T	Stockholder	Common	F	100	12/29/87	0	0	<1%
Jeffries Quinton R	Stockholder	Common	F	100	12/29/87	0	0	<1%
Jefkins Nettie	Stockholder	Common	F	100	12/29/87	0	0	<1%
Jenczka Richard R	Stockholder	Common	F	100	12/29/87	0	0	<1%
Johnson Warren D	Stockholder	Common	F	100	12/29/87	0	0	<1%
Jones Richard	Stockholder	Common	F	100	12/29/87	0	0	<1%
Jones Frank C	Stockholder	Common	F	100	12/29/87	0	0	<1%
Kao Chien	Stockholder	Common	F	100	12/29/87	0	0	<1%
Kasmeric S	Stockholder	Common	F	495,000	07/16/07	0	0	1.92%
Kempf Dale F	Stockholder	Common	F	100	12/29/87	0	0	<1%
Kennard Norman James	Stockholder	Common	F	100	12/29/87	0	0	<1%
Khalid Jamal	Stockholder	Common	F	100	12/29/87	0	0	<1%
Khalid Jamal	Stockholder	Common	F	100	12/29/87	0	0	<1%
Kich Frederick	Stockholder	Common	F	100	12/29/87	0	0	<1%
Kinczel Mickhael	Stockholder	Common	F	100	12/29/87	0	0	<1%
King Warren	Stockholder	Common	F	100	12/29/87	0	0	<1%
Klapp Brunhilda R	Stockholder	Common	F	100	12/29/87	0	0	<1%
Kohn Donald	Stockholder	Common	F	100	12/29/87	0	0	<1%
Komisar Jerry	Stockholder	Common	F	100	12/29/87	0	0	<1%

Koo Phan Nhi	Stockholder	Common	F	33,000	07/16/07	0	0	<1%
Korkue William+Nellie	Stockholder	Common	F	100	12/29/87	0	0	<1%
Kozak Antonin	Stockholder	Common	F	100	12/29/87	0	0	<1%
Kraisinger Regis	Stockholder	Common	F	100	12/29/87	0	0	<1%
Kuhn Margaret S	Stockholder	Common	F	100	12/29/87	0	0	<1%
Kurgan Paul	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lamorte Patsy	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lachman Sol & Rachael	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lambert Alan & Deece	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lamendola Louis P	Stockholder	Common	F	100	12/29/87	0	0	<1%
Landi John & Mary	Stockholder	Common	F	100	12/29/87	0	0	<1%
Landsman William	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lane Judith	Stockholder	Common	F	100,000	07/16/07	0	0	<1%
Laux David F	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lawall Maria	Stockholder	Common	F	525,000	07/16/07	0	0	2.04%
Lawall Maria	Stockholder	Common	F	525,849	07/16/07	0	0	2,06%
Lee Chow-Fen	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lenardo Mary	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lenox Frank T	Stockholder	Common	F	100	12/29/87	0	0	<1%
Leone James	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lesinski Lora	Stockholder	Common	F	500	12/29/87	0	0	<1%
Lesinski Paul & Barbara	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lettau Sophia	Stockholder	Common	F	100	12/29/87	0	0	<1%
Levine Charles J	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lewis Richard	Stockholder	Common	F	100	12/29/87	0	0	<1%
Li-Li Chan	Stockholder	Common	F	11,000	07/16/07	0	0	<1%
Lin Pen-Lee	Stockholder	Common	F	550,000	07/16/07	0	0	2.14%
Lin Robert	Stockholder	Common	F	11,000	07/16/07	0	0	<1%
Lin Chi-Long	Stockholder	Common	F	450,000	07/16/07	0	0	175%
Little Laura	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lowenhaupt Robert	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lubanski Andrew	Stockholder	Common	F	100	12/29/87	0	0	<1%
Lubanski Andrew,	Stockholder	Common	F	100	12/29/87	0	0	<1%
Ludwig Robert	Stockholder	Common	F	100	12/29/87	0	0	<1%
Luke Paul R	Stockholder	Common	F	100	12/29/87	0	0	<1%
Luttinger Bernardine	Stockholder	Common	F	100	12/29/87	0	0	<1%
Luxenberg Amy D	Stockholder	Common	F	27,717	12/29/87	0	0	<1%
Luxenberg Stephany	Stockholder	Common	F	27,717	12/29/87	0	0	<1%
Luxenberg Sunneza	Stockholder	Common	F	71,900	12/29/87	0	0	<1%
Mandeville Olga	Stockholder	Common	F	100	12/29/87	0	0	<1%
Marino Jenna M	Stockholder	Common	F	100	12/29/87	0	0	<1%
Marino Robert R	Stockholder	Common	F	200	12/29/87	0	0	<1%
Marsh Philip	Stockholder	Common	F	100	12/29/87	0	0	<1%
Marshall Richard E	Stockholder	Common	F	100	12/29/87	0	0	<1%
Marshall Akemi	Stockholder	Common	F	100	12/29/87	0	0	<1%
Marszaikowski Henry	Stockholder	Common	F	100	12/29/87	0	0	<1%
Mason Ben	Stockholder	Common	F	100	12/29/87	0	0	<1%
Matroniano Salvatore	Stockholder	Common	F	100	12/29/87	0	0	<1%
Maus Richard	Stockholder	Common	F	100	12/29/87	0	0	<1%
Mazzo Louis & Isabelle	Stockholder	Common	F	100	12/29/87	0	0	<1%
McDonald Evelyn D	Stockholder	Common	F	100	12/29/87	0	0	<1%
McCalley Thomas	Stockholder	Common	F	100	12/29/87	0	0	<1%
McCartney James I	Stockholder	Common	F	100	12/29/87	0	0	<1%
McClelland Carman	C,E,O./Director	Common	R	200,000	07/16/07	0	0	<.78%
McClenathan Robert	Stockholder	Common	F	100	12/29/87	0	0	<1%
McGinley Michael	Stockholder	Common	F	100	12/29/87	0	0	<1%
McGinnis George	Stockholder	Common	F	100	12/29/87	0	0	<1%
McKean CountyA,Horp,	Stockholder	Common	F	100	12/29/87	0	0	<1%
McLaughlin Thomas	Stockholder	Common	F	100	12/29/87	0	0	<1%
Mellander Charles	Stockholder	Common	F	100	12/29/87	0	0	<1%
Melzer Ira J	Stockholder	Common	F	100	12/29/87	0	0	<1%
Merzel Rose	Stockholder	Common	F	3,000	12/29/87	0	0	<1%
Merzel Beverley	Stockholder	Common	F	500	12/29/87	0	0	<1%
Merzel Bernard	Stockholder	Common	F	500	12/29/87	0	0	<1%
Merzel Moishe	Stockholder	Common	F	1,500	12/29/87	0	0	<1%
Metz Horace+Margaret	Stockholder	Common	F	100	12/29/87	0	0	<1%
Meyer Warren C	Stockholder	Common	F	100	12/29/87	0	0	<1%
Meyer Esther	Stockholder	Common	F	1,000	12/29/87	0	0	<1%
Micsinay Louis	Stockholder	Common	F	100	12/29/87	0	0	<1%
Miller Jerome	Stockholder	Common	F	100	12/29/87	0	0	<1%
Miller Kevin L	Stockholder	Common	F	100	12/29/87	0	0	<1%
Miller Dan	Stockholder	Common	F	100	12/29/87	0	0	<1%
Mills Carole	Stockholder	Common	F	100	12/29/87	0	0	<1%

Minoque Thomas	Stockholder	Common	F	100	12/29/87	0	0	<1%
Minucci Vincent	Stockholder	Common	F	100	12/29/87	0	0	<1%
MKM Investors	Stockholder	Common	F	500	12/29/87	0	0	<1%
Molnar Marie P	Stockholder	Common	F	100	12/29/87	0	0	<1%
Moore Kathleen	Stockholder	Common	F	100	12/29/87	0	0	<1%
Morrissey Stephen	Stockholder	Common	F	300	12/29/87	0	0	<1%
Mountain Isabel M	Stockholder	Common	F	100	12/29/87	0	0	<1%
Murphy Harold F	Stockholder	Common	F	100	12/29/87	0	0	<1%
Myers Barb Boorady	Stockholder	Common	F	100	12/29/87	0	0	<1%
Nacca Joe	Stockholder	Common	F	100	12/29/87	0	0	<1%
Napiorkowski Witold	Stockholder	Common	F	100	12/29/87	0	0	<1%
Neuberger Isobel	Stockholder	Common	F	100	12/29/87	0	0	<1%
Newell Ricard	Stockholder	Common	F	100	12/29/87	0	0	<1%
Nugent Raymond H	Stockholder	Common	F	100	12/29/87	0	0	<1%
Oestreich Alan E	Stockholder	Common	F	100	12/29/87	0	0	<1%
Olczak Walter	Stockholder	Common	F	100	12/29/87	0	0	<1%
O’Neill Thomas W	Stockholder	Common	F	100	12/29/87	0	0	<1%
Orbaker Roland /o Gary	Stockholder	Common	F	100	12/29/87	0	0	<1%
Orbaker Roland R	Stockholder	Common	F	100	12/29/87	0	0	<1%
Orlen Arnold	Stockholder	Common	F	100	12/29/87	0	0	<1%
Palermo Donald	Stockholder	Common	F	100	12/29/87	0	0	<1%
Paomessa Louis J	Stockholder	Common	F	100	12/29/87	0	0	<1%
Parrillo Frank& Jean	Stockholder	Common	F	100	12/29/87	0	0	<1%
Parrish Harold	Stockholder	Common	F	100	12/29/87	0	0	<1%
Parselias George	C.F.O./Director	Common	R	200,000	07/16/07	0	0	<.78%
Paulo Jose	Stockholder	Common	F	570,000	07/16/07	0	0	2.21%
Paulus Audrey & Peter	Stockholder	Common	F	100	12/29/87	0	0	<1%
Pawlowicz Withold	Stockholder	Common	F	100	12/29/87	0	0	<1%
PDQ Enterprises	Stockholder	Common	F	100	12/29/87	0	0	<1%
Perry Stephen D	Stockholder	Common	F	100	12/29/87	0	0	<1%
Perry David	Stockholder	Common	F	100	12/29/87	0	0	<1%
Pesce Rocco & Elizabeth	Stockholder	Common	F	100	12/29/87	0	0	<1%
Petranto Samuel	Stockholder	Common	F	100	12/29/87	0	0	<1%
Petsos Eitsa	Stockholder	Common	F	100	12/29/87	0	0	<1%
PhelpsB ruce B	Stockholder	Common	F	100	12/29/87	0	0	<1%
Phillips Richard	Stockholder	Common	F	100	12/29/87	0	0	<1%
Pierce Molly	Stockholder	Common	F	1,545	12/29/87	0	0	<1%
Pikuzinski Edmund	Stockholder	Common	F	100	12/29/87	0	0	<1%
Pisciotto Martin	Stockholder	Common	F	100	12/29/87	0	0	<1%
Placide Grace	Stockholder	Common	F	100	12/29/87	0	0	<1%
Poetker Robert	Stockholder	Common	F	100	12/29/87	0	0	<1%
Pokorak Joseph	Stockholder	Common	F	100	12/29/87	0	0	<1%
Potter Barbara	Stockholder	Common	F	100	12/29/87	0	0	<1%
Przepasniak Walter	Stockholder	Common	F	100	12/29/87	0	0	<1%
Pulver William	Stockholder	Common	F	100	12/29/87	0	0	<1%
Quirk Victoria + Joseph	Stockholder	Common	F	100	12/29/87	0	0	<1%
QuirK Timothy F	Stockholder	Common	F	100	12/29/87	0	0	<1%
Quirk Partick	Stockholder	Common	F	100	12/29/87	0	0	<1%
Raisbeck Gregort	Stockholder	Common	F	100	12/29/87	0	0	<1%
Ray Mildred	Stockholder	Common	F	100	12/29/87	0	0	<1%
Reeg Donald & Carmel	Stockholder	Common	F	100	12/29/87	0	0	<1%
Reeners Marie	Stockholder	Common	F	100	12/29/87	0	0	<1%
Rehwinkle c/o J. Harris	Stockholder	Common	F	100	12/29/87	0	0	<1%
Resnick Barry	Stockholder	Common	F	100	12/29/87	0	0	<1%
Retzo Diane	Stockholder	Common	F	25,000	07/16/07	0	0	<1%
Ricco B,	Stockholder	Common	F	150,000	07/16/07	0	0	<1%
Rice Donavon	Stockholder	Common	F	100	12/29/87	0	0	<1%
Rizzo Gaetano	Stockholder	Common	F	100	12/29/87	0	0	<1%
Roach Marry Ann	Stockholder	Common	F	500	12/29/87	0	0	<1%
Roche Gerald D	Stockholder	Common	F	100	12/29/87	0	0	<1%
Rogers Jr Clarence	Stockholder	Common	F	100	12/29/87	0	0	<1%
Rojek Neil	Stockholder	Common	F	100	12/29/87	0	0	<1%
Rose Richard	Stockholder	Common	F	100	12/29/87	0	0	<1%
Rosenberg Freda	Stockholder	Common	F	100	12/29/87	0	0	<1%
Rosenthal Walter	Stockholder	Common	F	100	12/29/87	0	0	<1%
Ross Linette	Stockholder	Common	F	100	12/29/87	0	0	<1%
Rowe Sanford M	Stockholder	Common	F	100	12/29/87	0	0	<1%
Rewiczoz Walter	Stockholder	Common	F	100	12/29/87	0	0	<1%
Rewiczoz Vincent	Stockholder	Common	F	100	12/29/87	0	0	<1%
Rudner Leonard + Irene	Stockholder	Common	F	100	12/29/87	0	0	<1%
Safier Alice	Stockholder	Common	F	1,994	12/29/87	0	0	<1%
Sall Lawrence	Stockholder	Common	F	100	12/29/87	0	0	<1%
Salvatore James D	Stockholder	Common	F	100	12/29/87	0	0	<1%

Saraf Jr John	Stockholder	Common	F	100	12/29/87	0	0	<1%
Sardi Joseph & Elda	Stockholder	Common	F	100	12/29/87	0	0	<1%
Sarno Polon	Stockholder	Common	F	100	12/29/87	0	0	<1%
Scaglione James F	Stockholder	Common	F	100	12/29/87	0	0	<1%
Schindo Ann	Stockholder	Common	F	100	12/29/87	0	0	<1%
Schlanscer Jerome	Stockholder	Common	F	100	12/29/87	0	0	<1%
Schneider Frederick	Stockholder	Common	F	100	12/29/87	0	0	<1%
Scholl Valentine	Stockholder	Common	F	100	12/29/87	0	0	<1%
Schorf Elizabeth	Stockholder	Common	F	100	12/29/87	0	0	<1%
Schottmiller Ray	Stockholder	Common	F	100	12/29/87	0	0	<1%
Schroeder Victor F	Stockholder	Common	F	100	12/29/87	0	0	<1%
Seostrom Lillian Irving	Stockholder	Common	F	100	12/29/87	0	0	<1%
SienkiewicZ Walter	Stockholder	Common	F	100	12/29/87	0	0	<1%
Simons Benton R	Stockholder	Common	F	100	12/29/87	0	0	<1%
Sing Lin Jen	Stockholder	Common	F	500,000	07/16/07	0	0	194%
Sitterly Robert	Stockholder	Common	F	100	12/29/87	0	0	<1%
Smiraldo Emerlinda	Stockholder	Common	F	100	12/29/87	0	0	<1%
Smith Michael E	Stockholder	Common	F	100	12/29/87	0	0	<1%
Smith June	Stockholder	Common	F	100	12/29/87	0	0	<1%
Smith Timothy L	Stockholder	Common	F	100	12/29/87	0	0	<1%
Smith Randy A	Stockholder	Common	F	100	12/29/87	0	0	<1%
Snopkoski Richard	Stockholder	Common	F	100	12/29/87	0	0	<1%
Socha William	Stockholder	Common	F	100	12/29/87	0	0	<1%
Sofranko Richard	Stockholder	Common	F	100	12/29/87	0	0	<1%
Spector Norman Helen	Stockholder	Common	F	100	12/29/87	0	0	<1%
Spencer Robert G	Stockholder	Common	F	100	12/29/87	0	0	<1%
Spurling Norine M	Stockholder	Common	F	100	12/29/87	0	0	<1%
Stanek Josephine	Stockholder	Common	F	100	12/29/87	0	0	<1%
Stefco Susan	Stockholder	Common	F	100	12/29/87	0	0	<1%
Stefco John	Stockholder	Common	F	100	12/29/87	0	0	<1%
Strong Warner & Mary	Stockholder	Common	F	100	12/29/87	0	0	<1%
Strowe Joan	Stockholder	Common	F	100	12/29/87	0	0	<1%
Strumer David & Jane	Stockholder	Common	F	100	12/29/87	0	0	<1%
Sukenik Rachelle	Stockholder	Common	F	71,900	12/29/87	0	0	<1%
Sukenik Shira	Stockholder	Common	F	27,717	12/29/87	0	0	<1%
Sukenik Shraga	Stockholder	Common	F	27,717	12/29/87	0	0	<1%
Sukenik Dovid	Stockholder	Common	F	27,717	12/29/87	0	0	<1%
Sukenik Josef	Stockholder	Common	F	27,717	12/29/87	0	0	<1%
Sullivan Barry J	Stockholder	Common	F	100	12/29/87	0	0	<1%
Taylor Hugh	Stockholder	Common	F	100	12/29/87	0	0	<1%
Thaler Elizabeth & Otto	Stockholder	Common	F	100	12/29/87	0	0	<1%
Thompson Killiane	Stockholder	Common	F	100	12/29/87	0	0	<1%
Thompson Tenley	Stockholder	Common	F	200	12/29/87	0	0	<1%
Thorp Brian	Stockholder	Common	F	100	12/29/87	0	0	<1%
Throm Ida B	Stockholder	Common	F	100	12/29/87	0	0	<1%
Tietjen Robert H	Stockholder	Common	F	100	12/29/87	0	0	<1%
Tobin Alexander	Stockholder	Common	F	100	12/29/87	0	0	<1%
Todd Thomas	Stockholder	Common	F	100	12/29/87	0	0	<1%
Toper Stella & Mathew	Stockholder	Common	F	100	12/29/87	0	0	<1%
Tyus Janine Zenon	Stockholder	Common	F	100	12/29/87	0	0	<1%
Utts Norman & Leaone	Stockholder	Common	F	100	12/29/87	0	0	<1%
Vallas Charles	Stockholder	Common	F	100	12/29/87	0	0	<1%
Vella Dr, Vincent	Stockholder	Common	F	100	12/29/87	0	0	<1%
Vicioso Cesar	Stockholder	Common	F	100	12/29/87	0	0	<1%
Vinci Mathhew	Stockholder	Common	F	100	12/29/87	0	0	<1%
Voll Richard & Shirley	Stockholder	Common	F	100	12/29/87	0	0	<1%
Walden Beatrice	Stockholder	Common	F	100	12/29/87	0	0	<1%
Wang Yan-Jan	Stockholder	Common	F	550,000	07/16/07	0	0	2.14%
Washburn James	Stockholder	Common	F	100	12/29/87	0	0	<1%
Webb William	Stockholder	Common	F	100	12/29/87	0	0	<1%
Weeks Robert	Stockholder	Common	F	100	12/29/87	0	0	<1%
Wei Su Yu	Stockholder	Common	F	402,215	07/16/07	0	0	1.58%
Weinberg Hana	Stockholder	Common	F	100	12/29/87	0	0	<1%
Weinberg Robert	Stockholder	Common	F	200	12/29/87	0	0	<1%
Weit Gerald	Stockholder	Common	F	100	12/29/87	0	0	<1%
White James H	Stockholder	Common	F	100	12/29/87	0	0	<1%
White Eddie	Stockholder	Common	F	100	12/29/87	0	0	<1%
White James W	Stockholder	Common	F	100	12/29/87	0	0	<1%
White Richard	Stockholder	Common	F	100	12/29/87	0	0	<1%
Widmayer Paul	Stockholder	Common	F	100	12/29/87	0	0	<1%
Wierzbicki Michael	Stockholder	Common	F	100	12/29/87	0	0	<1%
Wilke Barbara H	Stockholder	Common	F	100	12/29/87	0	0	<1%
Wilkinson Floyd D	Stockholder	Common	F	100	12/29/87	0	0	<1%

Wintermeyer David	Stockholder	Common	F	100	12/29/87	0	0	<1%
Wissman William	Stockholder	Common	F	100	12/29/87	0	0	<1%
Wojick Michael	Stockholder	Common	F	100	12/29/87	0	0	<1%
Wolf Diane	Stockholder	Common	F	100	12/29/87	0	0	<1%
Wolf Leland	Stockholder	Common	F	100	12/29/87	0	0	<1%
Young Peter & Lynne	Stockholder	Common	F	100	12/29/87	0	0	<1%
Yu Zhao-Zhi	Stockholder	Common	F	100	12/29/87	0	0	<1%
Zagoloff Anna	Stockholder	Common	F	100	12/29/87	0	0	<1%
Zdybowicz Joseph	Stockholder	Common	F	100	12/29/87	0	0	<1%
Zempel Florence	Stockholder	Common	F	100	12/29/87	0	0	<1%
Zipkin Sylvia	Stockholder	Common	F	1,545	12/29/87	0	0	<1%

Notes:

i)

Applicable percentages are based upon 24,728,850 shares of common stock outstanding as of September 30, 2008

ii)   The issuance July 7, 2007 of  9,000,000 to Mr. Jack C. Chen, plus 750,000 shares to Mr. Chia Sheng Hsieh,   acting  as agent on behalf of the Patent holders  was, in connection with the exclusive Licensing Rights regarding to the eight applications to the Asian patents. Agreed Value establish at $450,000.00 US

iii)   The 100,000 shares issued to Mr. Richard Lane, plus the 200,000 shares given to each of the three directors was  consideration given to the attorney and directors for services rendered, and to be rendered.

Based on the above information, assuming that the shareholders may sell a portion or all of  the common shares beneficially owned by them;  the common shares appearing in the column entitled “Amount Owned after Offering”, could change.

We cannot advise you as to whether the shareholders will in fact sell any or all of  their common shares held by each of them.  In addition, the selling shareholders may sell, transfer, disposed of, at any time and from time to time, the common shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the above table.

None of our  current stockholders are broker-dealers or underwriters selling on behalf of the issuer. Neither is any selling stockholder an affiliate of a broker-dealer as defined under the Securities Act of 1933, Regulation C, and Rule 405 Definition of Terms.

Amber Optoelectronics Inc. – Selling Security Holders

As referenced in the Opinion of Counsel (Exhibit 5.2 – Opinion of Counsel – Letter To The Securities and Exchange Commission;

“The issuer is registering 24,728,850  shares of outstanding common stock held by non related or affiliated shareholders. Of these a total of 700,000 are held by the three directors and general counsel of the company. None of the current shareholders are underwriters, brokers or affiliated with a broker or underwriter, nor are any of the shareholders acting as a conduit for the issuer, or acting as an underwriter selling on behalf of the issuer.

When and if any of the shareholders elect to sell their shares, the proceeds received from such sale will be for the benefit of the selling stockholder, and not for the benefit of the issuer.”

Plan Of Distribution

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

            The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledges, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the Selling Stockholders against certain claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations there under, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Description of Securities to be Registered

Amber Optoelectronics Inc. is registering 24,728,850 shares of common stock, par value  $0.001 per share.  Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the Board of Directors.  As of  September 30, 2008, there were 24,728,850 shares of common stock issued and outstanding held by shareholders of record.

Our common stock does not have pre-emptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in Amber Optoelectronics  Inc.  This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of Amber Optoelectronics Inc.

Upon any liquidation, dissolution or winding-up of Amber Optoelectronics Inc., our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

The holders of common stock are entitled to share equally in dividends, if and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

Transfer Agent

Olde Monmouth Stock Transfer Co. Inc., 200 Memorial Parkway, Atlantic Highlands, NJ 07716 as our transfer agent.

Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters

There is no public trading market for the Company's common stock. As of this filing the Company had issued and outstanding 24,728,850 shares of Common Stock.  No dividends have been declared on the Company’s stock, nor does the Company foresee any dividends being declared in the near future.  The Company does not have any equity compensation plans in place as of the date of this registration statement, and has no options, warrants or other convertible securities outstanding to date.

Shareholders

The number of recorded holders of the Company's common stock as of September 30, 2008 is 465

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant.

Interests of Named Experts and Counsel

The financial statements of Amber Optoelectronics Inc. for the fiscal year ended December 31, 2007, and December 31, 2006, incorporated herein have been so incorporated in reliance upon the report of  Rotenberg & Co., an independent certified public accountant, given upon his authority as an expert in auditing and accounting. Our Security Counsel is Mr. Richard S. Lane, Attorney at Law, New York, NY.

INFORMATION WITH REPECT TO THE REGISTRANT

History

In an agreement entered into on December 29th, 2006 the 418 un-certificated, book-entry interest in Kerrie Acquisition Corp   agreed to accept in exchange for their shares, shares of Amber Optoelectronic, Inc.  On January 07, 2007 the 418 un-certificated, book-entry interest in Kerrie Acquisition Corp. received 14,728,850 shares of Amber Optoelectronic, Inc. for each share of  record held.  Amber Optoelectronic, Inc.  was entitled to use the exemption provided by Section. 504 of the Securities Exchange Commission relative to the exchange of its shares and other transactions described in such FORM D. A valid conforming FORM D was filed On January 19, 2007 by Amber Optoelectronic, Inc.. This action was only an exchange of stock and there was no sale of stock. This was not a Reg. D offering. There were no solicitations of  Shareholders.

Amber Optoelectronic, Inc. is a Delaware corporation organized January 05, 2007. Amber Optoelectronic. Inc. has acquired the  licensing rights to manufacture proprietary plastic film and Liquid Crystal Display products necessary in the assembly of television and computer display screens.  Amber Optoelectronics  Ltd. is the company that operates the manufacturing facilities and is a wholly owned subsidiary of Amber Optoelectronics Inc. The Company does not supply the consumer marketplace and only markets its products to manufacturers of televisions and computer products.

As part of  the agreement Amber Optoelectronics Co. Ltd. with production operation situated at No. 7, Gong San Road, Expanded Industrial Park, Da Yuan, Tao Yuan, Taiwan ceased to exist. The Patents and operations became a wholly owned subsidiary of the Registrant.

When the need for short term or long term financing arises the Company’s plans in this regard are to seek loans, debt, or equity financings to cover both short term or long-term cash needs to continue operations and expansion. Although the Company cannot accurately predict the precise timing of its future capital expenditures, the Company estimates that it will need to expend over $2,500,000, short-term primarily for the development of injection moulding equipment. Amber Optoelectronics Inc. has not identified any mergers or acquisitions at this time.

Business of the Issuer

Amber Optoelectronics Inc. is a Liquid Crystal Display (LCD) component manufacturer.  It utilizes the core technology derived from the YI Hsiang Plastics Co. and Yeh-He Lo Patents, to process and produce key components for 15”, 17”, 19”, 26”, 36” and 42”  Liquid Crystal Display flat screens for computers, televisions and DVD’s.  As part of its manufacturing process, the company will utilize a number of the Patents regarding the core technology to apply the backlighting components.  Amber Optoelectronics Inc only supplies the component parts to manufacturing companies and has no retail outlets.

The Company’s Current Available Technology

The products produced are the components used for the Back/Light Modules internal and external to LCD displays. The components are Reflection Film, Light Guiding Plate, Diffusion film, Brightness Enhancer Prism Film, and the outside frame. The production of the new patented technology is less labor and requires less material resulting in a better product with lower material costs resulting in better profit margins.

Next only to the Color Filter Panel, the Back/Light Module that is used to change the light direction, enhancing panel brightness to guarantee even brightness and light mixture. The Prism in the Back/Light Module performs the light refraction to the panel which promotes brightness. The optical material mentioned above accounts for 60-70% of the module raw material.

Standard Modules

              Wide Screen Modules

15” TFT LCD Module  ***

15” TFT LCD-Wide Screen Module   ***

17” TFT LCD Module  ***

17” TFT LCD-Wide Screen Module   ***

19” TFT LCD Module  ***

19” TFT LCD-Wide Screen Module   ***

Standard Television Screens

 Wide Television Screen

26” TFT LCD Module

26” TFT LCD-Wide Screen Module

36” TFT LCD Module

36” TFT LCD-Wide Screen Module

42” TFT LCD Module

42” TFT LCD-Wide Screen Module

                             *** Desktop,. Note Books and Lap Top Computers

Recent Developments

Amber and Visionary Investments have entered into a monetary agreement for a Product Awareness Campaign for a period of One Year for the sum of $60,000.00 USD (Refer to Exhibit 10.6).

In February 2008 the company moved into larger quarters located at No. 7, Gong San Road, Expanded Industrial Park, Da Yuan, Tao Yuan, Taiwan.

Current Client Base

All clients are component producers of finished products to the retail market.  Amber Optoelectronics Inc. has a number of clients in its database.  A representative sample is included and Amber Optoelectronics is not dependent on any one or a few listed  as no single project or client has represented more than 5% of Amber's total revenue in any given period, there is no dependence on a specific client or business segment. Further, sudden loss of a customer appears to be a very remote possibility, and even a large purchase order would unlikely pose a material risk to Amber or its subsidiaries.

Tsinghua Tongfang Co. Ltd.  Shulin City, Taiwan

Founder Electronics. Beijing, China

Well Vision Co. Ltd. Taipei City, Tiawan

Clevo Co. Sun Chung City, Taipei, Taiwan

Everspring Industry Co. Ltd.  Kweishan, Taiwan

Image Power Technology Corp. Jubei City, Taiwan

Advanced Technology Solutions Taipei, Taiwan

Sharp Group. Osaka, Japan

Haier Group Co. Ltd.  Qingdao, China

Chi Mei Optoelectronics Corp.  Tainan, Taiwan

Plan of Operations

Costs and expenses associated with preparing and filling this registration statement and other operations of the Company have been paid for by the company. It is the opinion of management, inflation has not and will not have a material effect on the operations of the Company. The Company is in production with clients and purchase orders (Refer to Exhibit 10.4).  Amber Optoelectronics Inc., is entering a stage in its development whereby most of its traditional “start-up” costs have been already allocated in the past.  Its manufacturing plant is now in a position where most of its resources –

equipment, tools and experienced personnel is now in place, whereby the additional cost resulting from an increase in production capacity will be minimal.  Amber can presently offset the production of 30,000 units per month – from a present capacity of 20,000 units per month – with minimal effort as the equipment is already in place.  As it generates additional sales, leading to increased production, our profit margin should sustain our additional costs moving forward.

Description of Property.

Our principal executive offices are located at 2283 Argentia Road, Unit 10, P.O. Box 8, Mississauga, Ontario, Canada L5N 5Z2, and rented on a month to month basis at a cost of $1250.00 per month.  Our manufacturing facility of 20,000 square feet rented without lease for $2800.00/month on a month to month basis for a term of 36 months is located at No. 7, Gong San Road, Expanded Industrial Park, Da Yuan, Tao Yuan, Taiwan. (see Recent Developments).

Distribution Methods

The Company does not supply the consumer marketplace and only markets its products to manufacturers of televisions and computer products.

Competitive Business Conditions

The market for the manufacturing of LCD components is highly competitive. It is also highly fragmented, with many providers and no single competitor maintaining clear market leadership. Our competition varies by location, type of service provided, and the customer to whom services are provided. Our competitors are comprised of large national or international manufacturers; hardware manufacturers and suppliers of LCD components.  We believe that to compete successfully, we must offer appropriate solutions, be able to staff our work with skilled professionals, and price our products competitively.  Our contracts typically set rules of engagement, pricing guidelines, and any discount processes required (volume typically). The contracts manage the relationship and are not indicators of guaranteed work.  Each customer provides us with Letters of Intent (based on one year terms are obtained) along with monthly Purchase Orders to cover the logistics of the requirement and unit cost for the particular component. In most cases contracts can be terminated with a notice of 10 to 30 days.

Competitive Strengths

We believe that our ability to compete in our target markets is based on the following competitive strengths:

•

Proprietary and Patented Intuitive Interface Technologies: Our strong technology portfolio, including our proprietary and patented technologies and trade secrets, has enabled us to position ourselves as the solution of choice for demanding applications in our markets.

•

Technology Leadership for Intuitive Interface Designs: Our suite of proprietary interface technologies and design patents enables users to address complex requirements in an efficient and cost-effective manner. We have developed a wide range of technologies pertinent to the Liquid Crystal Displays and advanced packaging that enable us to deliver additional value to our customers.

•

Strong Strategic Relationships with Industry Leading OEMs: We have established a strong customer base with leading OEMs and work with a wide range of partners including customers, suppliers, and hardware developers and integrators that enable us to offer a wide range of applications.

•	Proven Supplier to First-Tier Global Companies: We have several years of experience as a supplier of electronic products and solutions to many of the world’s most knowledgeable and demanding OEMs.

Research and Development

Research and development expenses consist primarily of wages and benefits for product strategy and development personnel. We have focused our research and development efforts on both improving ease of use and functionality of our existing products as well as developing new offerings. We primarily expense research and development costs. The small percentage of direct development costs related to software enhancements which add functionality are capitalized and depreciated as a component of cost of revenue. We expect that on an annual basis research and development expenses will increase in absolute dollars, but decrease as a percentage of revenue, as we continue to enhance and expand our product offerings.

Dependence on one or a Few Customers

We currently provide services to several customers under contracts that are terminable upon 30 days' notice.  Our customer base must increase substantially in order to provide increased revenues and a stable base of customers, so that the loss of one or more will be absorbed across the entire base.  We require our customers to provide us with a Letter of Intent for a one year term, in conjunction with the provision of monthly purchase orders.  Our success will depend upon providing service that creates a high level of customer satisfaction.

All clients are component producers of finished products to the retail market.  Amber Optoelectronics Inc. has a number of clients in its database.  A representative sample is included and Amber Optoelectronics is not dependent on any one or a few listed as no single project or client has represented more than 5% of Amber's total revenue in any given period, there is no dependence on a specific client or business segment. Further, sudden loss of a customer appears to be a very remote possibility, and even a large purchase order would unlikely pose a material risk to Amber or its subsidiaries.

Tsinghua Tongfang Co. Ltd.  Shulin City, Taiwan

Founder Electronics. Beijing, China

Well Vision Co. Ltd. Taipei City, Tiawan

Clevo Co. Sun Chung City, Taipei, Taiwan

Everspring Industry Co. Ltd.  Kweishan, Taiwan

Image Power Technology Corp. Jubei City, Taiwan

Advanced Technology Solutions Taipei, Taiwan

Sharp Group. Osaka, Japan

Haier Group Co. Ltd.  Qingdao, China

Chi Mei Optoelectronics Corp.  Tainan, Taiwan

Patents, Trademarks and Licenses

Refer to Exhibit 10.1, Exhibit 10.2 and Exhibit 10.21 for Licensing Right and Patents.

Government Approvals

The Company is not in a position or industry, which requires any government approval.

Effect of Existing or Probable Government Regulations

The Company is not subject to Government Regulations.

Costs and Effects of Compliance with Environmental Laws

The Company is not subject to Compliance with Environmental Laws

Employees

The Company currently has 9 full-time plus has available 18 part-time employees when needed.

Report to Security Holders

Prior to this filing, we have not been required to deliver annual reports to our security holders. To the extent that we are required to deliver annual reports to security holders through our status as a reporting company, we will deliver annual reports. Upon completion of this Form S-1, we intend to file annual and quarterly reports with the Commission. The public may read and copy any materials filed with the SEC at 100 F Street, N.W., Washington, DC 20549. The public may obtain information by calling the SEC at 1-800-SEC-0330.  We will be an electronic filer and the SEC maintains an Internet Site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which may be viewed at http://www.sec.gov/.

Legal Proceedings

We are not a party to any pending legal proceeding and are not aware of any contemplated legal proceeding by a governmental authority or any other person or entity involving our Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2008 AND 2007

The information presented here should be read in conjunction with Amber Optoelectronics Inc.’s audited financial statements and related notes for the six months ended June 30, 2008 and 2007.

 Liquidity and Capital Resources

We have historically funded our working capital needs from  advance payments from customers.  We have a number of  orders  on file that should properly sustain the company over the next six months. During the six month period, the materials and procured products that increased in price include; Back/light components, Reflection Film, Light Guiding Plates, Diffusion film, Enhanced Prism Film, and External Frames.

The increase in the procurement of product during a year of significantly increasing wholesale price sourcing and also impacted by a global increase in raw material pricing and reduced ability to find alternative purchasing sources given the increase demand in Asia for all forms of products and materials spurred by a significant increase in demand in this geographic location.  The Company is moving towards new product sales and moving away from lower margin sales of the previous two fiscal years. We also do not anticipate a trend to materialize that will have any impact on our product as the technology is newly developed.

At June 30, 2008, the Company had current assets and liabilities totalling   $443,962 and $412,164, respectively, that resulted in a working capital surplus of $32,093. The Company has generated a net income loss of $145,923 during the current fiscal year due to inventories and asset disposal.  The Company is moving towards new product sales and moving away from lower margin sales of the previous two fiscal years. We also do not anticipate a trend to materialize that will have any impact on our product as the technology is newly developed.  We do not envision any difficulty in being able to continue operations as the Company presently has a back-log of purchase orders in hand.

Results of Operations

Six months ended June 30, 2008 vs. the six months ended June 30, 2007.  Net sales for the six months ended June 30, 2008 was $26,261 versus net sales of $348,080, a decrease of $321,819 versus the same six month period for the previous year. The decrease was driven by the company’s decision to liquidate inventory and product lines that had been deemed low or deteriorating margin producers in favor of new product lines that will lead the company into material profit margins in the current and future fiscal years.

Our cost of revenues for the six months ended June 30, 2008 was $25,726, or 98% of net sales compared to $247,474, or 96% of net sales for the six months ended June 30, 2007.  The decrease of $221,748 of cost of sales was the direct result of the decrease in net sales of $321,819, as the company liquidated inventory and commitments of its existing products during the six months ended June 30, 2007, and introduced its new product lines during the six months ended June 30, 2008. The goal is to generate higher margins from more in-demand products while expanding into new sales regions and territories in the current fiscal year and beyond.

Our selling, general and administrative expenses for the six months ended June 30, 2008 versus the six months ended June 30, 2007 decreased by $53,877, to $5,331, from $59,208 due to the decrease in selling and marketing investment in order to retrench and rebuild the sales, marketing initiatives and focus by aligning efforts and expenditures with the new product line launches while building slowly in order to gain footholds in new sales markets and regions.  General and administrative expenses were comparable on a year-over-year basis.

Non-operating income for the six months ended June 30, 2008 was $0 versus non-operating income of $0 during the same period ended June 30, 2007.

Non-operating expenses for the six months ended June 30, 2008 were $0 versus non-operating expenses of $95,524 during the same period ended June 30, 2007.

During the six month period ended June 30, 2008, we incurred no tax provision for income taxes as the net income from gains of settlement of debts and asset disposal was offset by the accumulated net loss carried forward.

As a result, for the six months ended June 30, 2008, we generated a net income loss of  $4,401 versus a net loss of  $50,003 for the six month period June 30, 2007.

Our ability to continue as a going concern is dependent on the Company’s ability to raise additional funding from expansion of our bank facility, an equity injection, and increased sales revenue.  In addition, certain shareholders have also supported the Company by foregoing salaries and expense reimbursement from time-to-time or converting shareholders loans to equity.  While there is no legal commitment to do so, the Company believes that certain shareholders will continue to support the Company in a similar manner.

The Company anticipates that its cash needs over the next 12 months will be met by primarily from a combination of profits, available bank overdraft, and investment banking.

If the Company is unable to obtain additional funding sources of debt and equity capital, then the failure to obtain this funding will have a material adverse effect on the Company’s business and this may force the Company to reorganize, or to reduce the cost of all operations to a lower level of expenditure which may have the effect of reducing the Company’s expected revenues and net income for the fiscal year 2008.

Purchase Orders

Our manufacturing facility becomes engaged only when a Purchased Order has been received, contracts and terms have been negotiated and all other relevant documentation has been validated.  Amber Optoelectronics recognizes the value of a purchase order, once the products have left the manufacturing facility to be delivered to its customers.

Letters of Intent

Amber Optoelectronics typically initiates a Letter of Intent (LOI) with it customers to further define a multi-unit order and prior to the signing of a formalized agreement or contract.  An LOI is usually time intensive given the nature of manufacturing components, assembly, production time, manpower, delivery schedule and documentation requirements.  These LOI’s are usually not binding on either party, but this allows both parties to negotiate in good faith moving forward.  In most cases, an LOI is issued where the production run or delivery schedule is spread over a number of months.  Once the LOI has been finalized, one of several Purchase Orders may be provided detailing the delivery of a number fixed number of units per month (or other term).  It is not uncommon for one LOI to have 12 associated purchase orders provided during the course of a year.  Amber Optoelectronics does not recognize any revenue upon the issuance of an LOI.  These LOI’s, will however assist in production and sales forecasts.  Amber Optoelectronics may not receive any revenues under the letters of intent, insofar as they are non-contractual and non-binding.

Termination and Cancellation

Subject to Amber Optoelectronic’s Sales Order Acknowledgement “Terms and Conditions of Sale” our Termination and Cancellation reads as follows;

(a.) Buyer may terminate this contract in whole, or from time to time, in part, upon ninety (90) days advance written notice to Seller. In such event, Buyer shall be liable for termination charges which shall include: 1. a price adjustment based on the quantity of goods actually delivered, and 2. if goods ordered are a standard catalogue item, Buyer will pay a cancellation and restocking charge for each unit cancelled equal to 20% of the purchase order item price, or if goods are non-standard items built to the Buyer’s custom order, Buyer will pay for all cost, direct and indirect, incurred and committed for this contract, together with a reasonable allowance for prorated expenses and anticipated profits. (b.) If, in Seller's judgment, the Buyer's financial condition does not justify the terms of payment specified, Seller may cancel this contract unless Buyer shall immediately pay for all goods which have been delivered and pay in advance for all goods prior to delivery.

Executive Compensation and Corporate Governance

As of February 14, 2008, The Company has not compensated its directors for service on the Board of Directors or any committee thereof other than the shares listed herein.. As of the date hereof, no director or officer has accrued any expenses or compensation up to this time period. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

SUMMARY COMPENSATION TABLE – Officers & Directors
Name and Principal position (a)	Year (b)	Salar ($) (c)	Bonus (S) (d)	Stock awards (e)	Option awards (S) (f)	Non equity incentive plan compensation (S) (g)	Nonqualified Deferred compensation Earnings (S) (h)	All other compensation (S) (i)	Total (S) (j)
Carman McClelland Chief Executive Officer/ & Director	2006- 2008	0	0	200,000	0	0	0	0	$10,000
John Campana President & Director	2006 2008	0	0	200,000	0	0	0	0	$10,000
George Parselias Sectretary Treasurer & Director	2006 2008	0	0	200,000	0	0	0	0	$10,000

           Notes:

               i)  Each Officer  & Director will be subject to a yearly review at which time, a new compensation structure will be identified if need be.

                    ii) Stock Awards are based on the Proposed Maximum Registration Price of $0.05 per unit.  For example, 200,000 shares equates to $10,000.

The granting of shares (already provided) is the only compensation plan that we have at this time. We may adopt a plan in the future to pay or accrue cash compensation to our officers and directors for services rendered.  We currently do not have a stock incentive plan for the benefit of officers, directors or employees, but our Board of Directors may recommend the adoption of such programs in the future.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.  There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our officers and directors. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

Security Ownership of Management

The following table sets forth information relating to the beneficial ownership of the Company’s common stock by the Company’s directors and executive officers, and by all the Company's directors as a group, as of September 30, 2008.

Security Ownership of Management Table

Title of Class	Name of Beneficial Owner	Age	Position	Term	Period	Amount and nature of beneficial ownership	Percent of Class
Common	Carman McClelland	56	Chief Executive Officer & Director	2 yr	Jan 2007– Present	200,000.8%
Common	John Campana	48	President & Director	2 yr	Jan 2007– Present	200,000	. .8%
Common	George Parselias	42	Secretary/Treasurer& Director	2 yr	Jan 2007– Present	200,000	. .8%
Totals						600,000	2.4%

         Notes:

i)   Applicable percentages are based upon 24,728,850 shares of common stock outstanding as of September 30, 2008.

ii)  The 100,000 shares issued to Mr. Richard Lane, plus the 200,000 shares given to each of the three directors of the company was consideration given to the attorney and directors for services rendered, and to be rendered.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to electing directors. The Board of Directors appoints officers annually and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

No director, officer, affiliate or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

EXECUTIVE OFFICERS AND DIRECTORS

Carman McClelland, B.A., LL.B, Chief Executive Officer/Director

Carman McClelland graduated from the University of Windsor, Faculty of Law in 1983.  He articled with a Toronto, Bay Street firm that specializes in representing management in employment matters.  In 1987, Carman was elected as the Member of Provincial Parliament for the Riding of Brampton North.  Since 1995, Mr. McClelland has been practicing law in Brampton, Ontario and has, as part of his practice, provided government relations services to a large provincial private sector association as well as medium and small businesses.  Carman supports his community by his active involvement with amateur sports, as a volunteer to various charities and member of his faith community, North Bramalea United Church.  His business contributions include serving as Vice President of the Brampton Board of Trade and Executive Board Member of The Peel Law Association.  As a Director of Amber Optoelectronics  Inc., Mr. McClelland  will afford the board the benefit of his expertise acquired over a long career as a public servant, and as an advisor to business management.

John Campana, President /Director

Mr. Campana obtained his Diploma at Ryerson Polytechnical Institute (Ryerson University) - Technical Certifications followed in LAN Switching Technology, VOIP, ATM and Routers. Mr. Campana is a skilled executive who was employed as Vice President Sales and Marketing by Star Navigation Systems Group Inc., a company specializing in aeronautical data transfer via satellite. John was also employed as Vice President of Sales for Solution Inc, a provider of software based technologies for the internet.  From 1996 to 2004, he served as an executive for 3Com Corporation; initially as the Director of Customer Service & Sales, followed by three years as North American Director of Business Development. John has a thorough understanding of the sales cycle, sales process and customer relationship management. These skills, combined with on-the job experience in technology solutions, networking products, software and customer service has honed his executive abilities. John has enjoyed numerous business relationships that span many diversified sectors including government, aerospace, financial, medical and personal growth through education.  As a contributor to our society, John sits on a number of Community Service Boards and is also an Advisor to the School of Business Management, Ryerson University.  As the President of Amber Optoelectronics Inc, Mr. Campana will provide his expertise, business management and relationship skills to ensure corporate success.

George Parselias, B.A., C.M.A., C.G.A.  Secretary/Treasurer/Director

Mr. George Parselias holds a Bachelor of Arts in Economics and is a Certified Management Accountant and has his Certified General Accountant designation.  While with a major Canadian financial services company, he was instrumental in creating forecasting and projection models for all business segments and summary five-year projection models.  His success drew him to their US operation where he managed the US lease portfolio, the largest corporate business unit, valued at $250MM in revenues and $400MM in assets.  He turned his attention to Baker Street Technologies, a software development firm that created a web-based supply chain management solution responsible for all operations including financial management and administrative function of the corporation, including finance, planning and budgeting, accounting and reporting, human resources, administration and legal. In 2006 accepted the position of  Secretary Treasurer of Nitar Teck, Corp. As Director of

Finance, Mr. George Parselias is responsible for the financial structure of Amber Optoelectronics Inc. and the continued cost alignments and financial activities related to delivering shareholder value and driving profitability.

Security Ownership of Certain  Beneficial Owners

The following table sets forth the ownership, as of September 30, 2008, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock or is a  Director, and our an Officer of the company.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  At any meeting of the shareholders, every shareholder of common stock is entitled to vote and may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Each shareholder shall have one vote for every share of stock entitled to vote, which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or the Articles of Incorporation. All elections of directors shall be determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors shall be determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present. The Company’s articles do not provide for cumulative voting or pre-emptive rights. There are no outstanding options or warrants of any kind for the company's stock.

Security Ownership of Certain Beneficial Owners Table

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner	Percent of Class
Common	Carmen McClelland 202 Main St. N., Brampton, Ontario, Canada L6V 1P1	200,000.008%
Common	John Campana 1348 Watersedge Rd., Mississauga, Ontario, Canada L5J 1A1	200,000	. .008%
Common	George Parselias 3353 Chimo Crt, Mississauga, Ontario, Canada L5B 4C4	200,000	. .008%
Common	Richard Lane 200 East 71st Street, Suite 7C, New York, NY 10021	100,000.004%
Totals		700,000	2.5%

Notes:

          Applicable percentages are based upon 24,728,850 shares of common stock outstanding as of September 30, 2008.

The issuance of 9,000,000 to Mr. Jack C. Chen, plus 750,000 shares to Mr. Chia Sheng Hsieh, was not a sale of securities, but   shares issued from Treasury in connection with the exclusive Licensing Rights regarding the Asian patents..

Transactions with Related Person, Promoters and Certain Control Persons

Amber Optoelectronics Inc. has entered into an agreement with Visionary Investment Group Inc. to provide product awareness.  Refer to Exhibit 10.6.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC.

You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common shares means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy our common shares in any circumstances under which the offer or solicitation is unlawful.

Available Information

We are not required to deliver an annual report to our security holders and we do not intend to do so. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.   You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 and amendments thereon, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Amber Optoelectronics Inc.., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

As authorized by Section 145 of the Delaware General Corporation Law, a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding have no reasonable cause to believe the person’s conduct was unlawful .under Delaware corporation law, a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under section 145.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Amber Optoelectronics Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by Amber Optoelectronics, Inc.

Amount (1)
SEC Registration fee	$48.59
Blue Sky fees and expenses	7,000.00
Printing and shipping expenses	250.00
Legal fees	6,500.00
Transfer and Miscellaneous expenses	4,500.00
Total (1)	$18,298.59

    (1) All expenses, except SEC registration fees, are estimated.

Amber Optoelectronics Inc., management believes that it will be in a better position poised for long term growth by becoming a public entity.  Its present product portfolio has captured a niche in the LCD marketplace, by providing technological innovations at a reduced cost.  As Amber embarks on increasing its customer base, financing may be required to provide to facilitate long-term growth. Amber understands that its growth depends upon increasing its present client base, production capacity, inventory holding & staging areas, personnel requirements, sales/marketing activities, and production samples. By obtaining a public listing, Amber will be in better position to obtain financing to move its business plan forward.  Shareholders will benefit as Amber will be public entity allowing a market for their shares as well as providing potential investors with an exit strategy.

Please note that Management also understands that there is no assurance, in the event the Company obtains a public listing, that it will be able to fund its future operations as a result of the public listing.

Indemnification of Officers and Directors

Paragraph Seven of the Certificate of Incorporation of the Company provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Article VI of the Company’s Bylaws provides that each director and officer shall be indemnified by the Corporation against all costs and expenses actually and necessarily by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Recent Sales of Unregistered Securities

Amber Optoelectronics Inc. issued 9,750,000 shares to patent holders of the Back Light technology for the exclusive license rights to said technology.  Amber Optoelectronics Inc., also issued 200,000 shares to each of the three Officers and Directors on the board.  In addition, 100,000 shares were issued to legal counsel for a total of 10,450,000 unregistered restricted shares.

Exhibit and Financial Statements – Table of Contents

    FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED INTERIM  FINANCIAL STATEMENTS AS OF MARCH  31, 2008

CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2008

    EXHIBITS

3.1

Certificate of Incorporation

3.2

 BY-LAWS OF THE COMPANY

5.1    OPINION OF COUNSEL

5.2    OPINION OF COUNSEL – LETTER TO THE SECURITIES AND EXCHANGE COMMISSION

10.1  AMBER OPTOELECTRONICS – LICENSING RIGHTS

10.2  AMBER OPTOELECTRONICS – LICENSING RIGHTS – TERRITORY MODIFICATION

10.21.1

Amber Optoelectronics – Licensing Rights – Territory Confirmation

10.6  VISIONARY INVESTMENT GROUP INC. – CONSULTANT’S AGREEMENT

23.1  INDEPENDENT AUDITORS CONSENT

23.2  INDEPENDENT AUDITORS LETTER

Financial Statements of

AMBER OPTOELECTRONICS INC.

December 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

  and Stockholders

Amber Optoelectronics Inc.

Delaware

We have audited the accompanying consolidated balance sheets of Amber Optoelectronics Inc.  as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2007.  Amber Optoelectronics Inc.’s management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amber Optoelectronics Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming Amber Optoelectronics Inc. will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses that have resulted in an accumulated deficit.  This condition raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding this matter are described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP

Rochester, New York

  May 28, 2008

AMBER OPTOELECTRONICS INC.

Condensed Consolidated Balance Sheets
December 31, 2007 and 2006

	31-Dec-07	31-Dec-06
ASSETS
Current Assets
Cash and Cash Equivalents	$ 10,172	$ 5,772
Inventories	345,713	1,512,508
Prepaid Expenses	-	1,375
Other Current Assets	22,163	15,232

Total Current Assets	378,048	1,534,887

Property and Equipment - Net of Accumulated Depreciation	99,513	49,741

Deferred Costs	-	14,658

Total Assets	$ 477,561	$ 1,599,286

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Bank Loans and Borrowings	$ -	$ 1,020,816
Short Term Borrowings	-
Advances From Customers	-	747,567
Due To Shareholders	153,846	734,347
Accounts Payable And Accrued Liabilities	192,109	-

Total Current Liabilities	345,955	2,502,730

Other Liabilities
Long Term Debt	-	298,248
Shareholder Advances	-	-

Total Liabilities	345,955	2,800,978

Shareholders' Equity
Common Stock, $0.001 par value, 50 millions shares
authorized - 24,728,850 and 9 million issued and outstanding
at December 31, 2007 and December 31, 2006	24,729	9,000
Additional paid in capital	125,271	141,000
Legal Reserve	9,821	9,821
Accumulated Other Comprehensive Income	53,602	7,550
Retained Earnings / (Deficit)	(81,817)	(1,369,063)

Total Shareholders' Equity	131,606	(1,201,692)

Total Liabilities and Shareholders' Equity	$ 477,561	$ 1,599,286

The accompanying notes are an integral part of these financial statements

AMBER OPTEOELECTRONICS INC.
Consolidated Statements of Stockholders' Equity
For The Years Ended December 31, 2007, 2006, 2005 and 2004
			Additional			Accumulated	Total
	Number	Common	Paid-In	Legal	Retained	Comprehensive	Stockholders'
	of Shares	Stock	Capital	Reserves	Earnings/(Loss)	Income	Equity

Balance - December 31, 2004	9,000,000	$ 9,000	$ 291,000	$ -	$ 300	$ -	$ 300,300
Appropriation for Legal Reserve	—	—	—	58	—	—	58
Net Income	—	—	—	—	94,657	—	94,657
Foreign Currency Translation Income	—	—	—	—	—	2,672	2,672

Balance - December 31, 2005	9,000,000	$ 9,000	$ 291,000	$ 58	$ 94,957	$ 2,672	$ 397,687
Capital Decrease	—	—	(150,000)	—	—	—	$ (150,000)
Appropriation for Legal Reserve	—	—	—	9,763	—	—	9,763
Net Income/(Loss)	—	—	—	—	(1,464,020)	—	(1,464,020)
Foreign Currency Translation Income	—	—	—	—	—	4,878	4,878

Balance - December 31, 2006	9,000,000	$ 9,000	$ 141,000	$ 9,821	$ (1,369,063)	$ 7,550	$ (1,201,692)

Recapitalization due to reverse acquisition	15,728,850	15,729	—	—	—	—	$ 15,729
Capital Adjustment	—	—	(15,729)	—	—	—	(15,729)
Appropriation for Legal Reserve	—	—	—	—	—	—	—
Net Income/(Loss)	—	—	—	—	1,287,246	—	1,287,246

Foreign Currency Translation Income	—	—	—	—	—	46,052	46,052

Balance - December 31, 2007	24,728,850	$ 24,729	$ 125,271	$ 9,821	$ (81,817)	$ 53,602	$ 131,606
	Amber in Taiwan recapitalized through a reverse acquisition of Amber Optoelectronics Inc., on
	July 9, 2007. All shares and per share amounts have been restated to reflect the reverse acquisition.

The accompanying notes are an integral part of these financial statements

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Statement of Operations
For the Twelve Month Periods Ended December 31, 2007 and 2006

	31-Dec-07	31-Dec-06
	Restated
Sales Revenues:	$ 128,239	$ 7,790,819
Less: Sales Returns	-	(295,325)
Less: Sales Allowances	-	(2,744)

Total Net Sales	$ 128,239	$ 7,492,750
Cost of Sales	121,293	7,161,037

Gross Profit	$ 6,946	$ 331,713
Selling, General and Administrative Expenses	29,165	359,183
Loss Due To Theft	-	1,405,230

Loss from Operations	$ (22,219)	$ (1,432,700)
Non-Operating Income
Gain from Settlement of Debts	1,020,816	-
Gain on Asset Disposal	345,953	-
Interest Revenue	-	287
Foreign Exchange Gain	-	4,015
Other Income	6	933
	1,366,775	5,235
Non-Operating Expenses
Loss on Sales of Assets	3,184	26,563
Interest Expense	-	8,650
Foreign Exchange Loss	-	1,342
	3,184	36,555

Income from Continuing Operations	$ 1,341,372	$ (1,464,020)
Discontinued Operations:
Loss from Operation of Mei Pao	(54,126)	-
Income before income taxes	1,287,246	(1,464,020)

Provision For Income Taxes	-	-

Net Income	$ 1,287,246	$ (1,464,020)
Other Comprehensive Income
Foreign Currency Translation Income	46,052	4,878

Total Comprehensive Income	$ 1,333,298	$ (1,459,142)
Net Income Per Share - Basic and Diluted	$ 0.05	$ (0.16)
Weighted Average Shares Outstanding - Basic and Diluted	24,728,850	9,000,000

The accompanying notes are an integral part of these financial statements

AMBER OPTOELECTRONICS INC.
Condensed Consolidated Statements of Cash Flows
Years Ended December 31, 2007 and 2006
	31-Dec-07	31-Dec-06
	Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$ 1,287,246	$ (1,464,020)
Non-Cash Adjustments
Common Stock Issued in Exchange for Services Rendered by Shareholders	570,100	-
Gain on Asset Disposal	(345,953)	-
Gain on Forgiveness of Debt	(1,020,816)	-
Contributed Services by Shareholders	(17,928)	-
Depreciation and Amortization Expense	3,086	41,928

Changes in Operating Assets and Liabilities
Accounts and Notes Receivable	-	244,731
Prepaid Expenses	1,375	1,980
Accounts Payable & Accrued Liabilities	192,109	(470,268)
Inventories	1,166,795	183,314
Other Current Assets	(6,931)	172,920
Deferred Costs	14,658	-
Advances From Customers	(747,567)	745,654

NET CASH FLOWS FROM OPERATING ACTIVITIES	$ 1,096,173	$ (543,761)
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Capital Assets	(55,000)	(20,024)
Increase/(Decrease) In Notes Payable	-	(435,001)
NET CASH FROM INVESTING ACTIVITIES	$ (55,000)	$ (455,025)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment from Bank Indebtedness	(298,248)	737,191
Settlement from Vendors' Debt	(204,076)	179,978
Increase (Decrease) in Common Stock	17,929	-
Increase (Decrease) in Legal Reserve	(17,929)	-
Increase From /(Repayment To) Shareholders	(580,501)	(75,411)

NET CASH FLOWS FROM FINANCING ACTIVITIES	$ (1,082,826)	$ 841,758

NET CHANGE IN CASH AND CASH EQUIVALENTS	$ (41,652)	$ (157,028)

EFFECT OF EXCHANGE RATE CHANGES ON
CASH AND CASH EQUIVALENTS	$ 46,052	$ 69,166

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,400	(87,862)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,772	93,634

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 10,172	$ 5,772

Interest Paid	$ —	$ 8,872
Income Taxes Paid	$ —	$ —
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Long-Term Liabilities - Current Portion	$ —	$ 123,313

The accompanying notes are an integral part of these financial statements

AMBER OPTOELECTRONICS INC.

Notes to Financial Statements

For The Years Ended December 31, 2007 and 2006

1)

Liquidity and Management’s Plans

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company generated a net income of $1,287,246 during the year ended December 31, 2007. However, without one time gains from debt settlement of $1,020,816, and from asset disposal of $387,351, the Company would have incurred a net loss of $120,921 for the year ended December 31, 2007.  In addition, the Company has an accumulated deficit of $81,817 as of December 31, 2007.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Reporting Entity and its Business Scope
Amber Optoelectronics Co. Ltd. (“the Company”) was incorporated in August, 2006, as a company limited by shares under the law of the Republic of China (“R.O.C.”).  As of December 31, 2007, the Company registered its capital for $24,789 and issued 24,728,500 shares at par of $0.001, totaling $24,729. On July 9, 2007, Amber in Taiwan recapitalized through a reverse acquisition of Amber Optoelectronics Inc.  All shares and per share amounts have been restated to reflect the reverse acquisition. As Amber in Taiwan is the only operating subsidiary with control over its

a)

hand, petty cash, bank deposit, treasury bills purchased with a maturity of three months or less, negotiable certificate of deposit, commercial papers, etc.

b)

Allowance for Doubtful Accounts
Allowance for doubtful accounts is provided based on the collectibility, aging and quality analysis of notes and accounts receivable.

c)

Inventories
Inventories are stated at cost based on weighted average method when acquired, and stated at the lower of cost or market value based on gross method at the balance sheet date.

d)

 Property, plant and equipment
Property, plant and equipment are stated at cost, and their appraisals are never valued.

Significant renewals and improvements are treated as capital expenditures.  Maintenance and repairs are charged to expense as incurred.  When property, plant and equipment are disposed of, their original cost and accumulated depreciation are written off.  Gains on the disposal of property, plant and equipment are recorded as non-operating income in the accompanying statements of income.  In accordance with ROC Company Law, such gains, net of related income taxes are transferred to capital surplus in the subsequent year.  Losses on the disposal of property, plant and equipment are presented as expenses in the accompanying statements of income.

Interest expense related to the purchase and construction of property, plant and equipment is capitalized and included in the cost of related assets.

Depreciation of property, plant and equipment is provided at the straight-line basis using the following useful lives of the respective assets:

•

Buildings: 40 years

•

Office equipment: 3~12 years

•

Other property, plant and equipment: 4~15 years

•

Machinery and equipment: 3~15 years

e)

Income Tax
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Tax”.  Deferred income tax liabilities are recognized for the income tax effects resulting from taxable temporary differences.  The income tax effects resulting from deductible temporary differences, operating loss carry-forwards and income tax credits are recognized as deferred income tax assets.  Valuation allowance on deferred tax assets is provided to the extent that it is more likely than not that the tax benefits will not be realized.

Tax credit related to investment in equipment that is provided based on the current period accepted method.

f)

Foreign currency transactions
The Company maintains its books and accounting records in New Taiwan Dollars (“NTD”), the currency of ROC.  The Company has adopted SFAS No. 52 “Foreign Currency Translation” in translating financial statement amounts from NTD to the Company’s reporting currency, the United States Dollars.  All assets and liabilities are translated at the current rate.  The shareholders’ equity accounts are translated at appropriate historical rate.  Revenues and expenses are translated at the weighted rates in effect on the transaction dates.

Foreign currency gains and losses, if any, are included in the consolidated statements of operations as a component of other comprehensive income.

g)

Financial Instruments

Statement of Financial Accounting Standards No. 107 (“SFAS 107”), Disclosures about Fair Value of Financial Instruments requires disclosure of the fair value of financial instruments held by the Company.  SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying value of financial instruments including cash, receivables, prepaid expenses, accounts payable, bank loans and notes payable approximates their fair value at the reporting balance sheet dates due to the relatively short-term nature of these instruments.  The fair market value of long-term debt can not be determined due to a lack of comparability of similar market instruments.

h)

Advertising Costs

Advertising costs are classified as selling expenses and are expensed as incurred.

i)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

j)

Classification of Shipping and Handling Costs

Shipping costs are reflected in the statement of operations under selling expenses.  These costs relate to those costs incurred by the Company for third party shipping to our customers.

k)

Revenue Recognition / Returns

The Company recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to the law of ROC, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collect ability is reasonably assured.  The Company generally recognizes product sales when the product is shipped.  In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received.

l)

Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No.157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. On February 12, 2008, the FASB issued FASB Staff Position (FSP) No.157-2, which deferred the effective date for certain portions of SFAS No.157 related to nonrecurring measurements of non-financial assets and liabilities. The provision of SFAS No.157 will be effective for the Company’s fiscal year ended December 31, 2009.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of SFAS 115", which allows for the option to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The adoption of SFAS No. 159 has not had a material impact on the Company's consolidated results of operations or financial position.

In December 2007, the FASB issued FASB 141(R), "Business Combinations" of which the objective is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. The new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination.

In December 2007, the FASB issued FASB 160 "Non controlling Interests in Consolidated Financial Statements - an amendment of ARB No.51" of which the objective is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards by requiring all entities to report non controlling (minority) interests in subsidiaries in the same way - as an entity in the consolidated financial statements. Moreover, Statement 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions.

Both FASB 141(R) and FASB 160 are effective for fiscal years beginning after December 15, 2008. The Company does not believe that the adoption of these standards will have any impact on its financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of “plain vanilla” options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No.161, Disclosures about Derivative Instruments and Hedging Activities- an amendment of FASB statement No.133.  SFAS No.161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS No.161 is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009. The Company is currently evaluating the impact of SFAS No. 161 on its financial statements.

2)

Changes in Accounting Principles and their effects
There is no change in accounting principles and their effects.

3)

Contents of Significant Accounts

(1) Cash and cash equivalents

	Dec 31, 2007	Dec 31, 2006
Cash	$10,172	$5,772
Total	$10,172	$5,772

(2) Inventories

	Dec 31, 2007	Dec 31, 2006
Merchandise	$0	$16,447
Finished goods	-	120,740
Raw materials	345,713	1,375,321
Total	$345,713	$1,512,508

As of December 31, 2007 and 2006, inventories were not pledged or having insurance coverage.

(3) Other Current Assets

	Dec 31, 2007	Dec 31, 2006
Excess value added tax paid	22,163	15,232
Total	$22,163	$15,232

(4) Property, plant and equipment

	Cost	Accumulated depreciation	Book value
December 31, 2007
Machinery equipment	$101,777	$18,649	$83,128
Transportation equipment	3,077	556	2,521
Office equipment	6,523	1,191	5,332
Other property, plant and equipment	10,432	1,900	8,532
Total	$121,809	$22,296	$99,513
December 31, 2006
Machinery equipment	$40,890	$6,649	$34,241
Office equipment	13,765	1,454	12,311
Other property, plant and equipment	3,827	638	3,189

Total	$58,482	$8,741	$49,741

None of the above property, plant and equipment is pledged.

(5) Short-term Borrowings

	Dec 31, 2007	Dec 31, 2006
Short-term loans	$0	$1,020,816
Total	$0	$1,020,816

                 The interest rates on the above short-term borrowings ranged from 3.81%~4.15%.

 (6) Long-term Debt

December 31, 2007
Long-term loans payable	-0-
December 31, 2006
Long-term loans payable	$298,248

       (b) Long-term loans in Hua Nan Bank

           Period: September 30 27, 2005 ~ September 30 27, 2010

           Interest rates: 5.00%

           Terms of payment: 5 years, 60 periods

(7) Capital Stock

Date	Content	Amount of Capital Increase	Amount of Capital
Dec 31, 2006	Established		$9,000
Dec 31, 2007	Increase at cash	$15,729	$24,729

As of December 31, 2007, the capital and issued capital amounted to $24,729 each and issued 24,728,850 shares at par of $0.001.

(8) Legal reserve, unappropriated earnings and dividend policy

The Company’s articles of incorporation stipulate that the current year’s earnings, if any, shall be distributed in the following order:

a. Payment of all taxes and dues;

b. Offset prior year’s operation losses;

c. Set aside 10% of the remaining amount after deducting items a and b as a legal reserve;

d. Set aside 10% of the remaining amount after deducting items a, b and c as dividends for stockholders.

e. After distributing items a, b, c and d above from the current year’s earning, any portion of the remaining amount is allocated as follows: 0.01% as employees’ bonus; and 99.99% as stockholder’s dividends.

(9) Income Tax

The Company’s subsidiary in Taiwan is subject to local income taxes at applicable tax rates on the taxable income as reported in their Taiwan statutory financial statements.

	Dec 31, 2007	Dec 31, 2006

Statutory tax rate	25%	25%
Tax concessions	-0-	-0-
Effective tax rate	25%	25%

No income tax expense was booked for the year ended December 31, 2007 due to net operating loss carry-forward from the year 2006.

(10) Operating expenses

	Dec 31,2007	Dec 31, 2006
Payroll expense	$20,532	$151,036

Rent expense	553	2,733
Office supplies	36	9,233
Traveling expense	-	477
Freight	-	6,637
Postage	481	8,955
Repairs and maintenance	-	974
Advertisement expense	-	3,103
Insurance	-	8,257
Entertainment	467	27,768
Taxes	-	313
Depreciation expense	3,086	42,450
Meal	2,378	4,052
Commission	-	13,101
Other expenses	1,632	80,094
Total	$29,165	$359,183

 (11) Transactions with Related Parties

    (a) Names and relationship

Name	Relationship to the Company
Jin-Wan Chen	A production manager in Taiwan
Chao-Wen Cheng	A supervisor of the Company

    (b) Significant transactions with relates parties

1. The following related parties advance the interest-free funds to the operating

Subsidiary in Taiwan as follows:

2007
Name	Maximum Balance	Date	Ended Balance
Jin-Wan Chen	$153,846	December 31	$153,846
Chao-Wen Cheng	$-0-	December 31	$-0-
2006
Name	Maximum Balance	Date	Ended Balance
Jin-Wan Chen	$415,106	December 31	$415,106
Chao-Wen Cheng	$412,868	December 31	$412,868

(12) Commitments and Contingencies

As of December 31, 2007, there is no significant commitment or contingency.

(13) Restated Financials

The management of the Company has corrected its consolidated statement of income for the year ended December 31, 2007 to reflect the discontinued operations of Mei Pao for the first 6 months of the year.  The management disposed this subsidiary Mei Pao after 6 months in 2007 due to lack of growth in its operations.

The restated amounts and prior filed amounts are as follows:

	As reported in 10-KSB	As restated
Gain from asset disposal	387,351	345,983
Total non-operating income	1,408,173	1,366,775
Non-operating expenses	98,708	3,184
Income from continuing operations		1,341,372
Loss from discontinued operations of Mei Pao	-0-	(54,126)
Income before income taxes	1,287,246	1,287,246
Net income	1,287,246	1,287,246
Other comprehensive income	46,052	46,052
Comprehensive income	1,333,298	1,333,298

Interim Financial Statements of

AMBER OPTOELECTRONICS INC.

March 31, 2008

AMBER OPTOELECTRONICS INC.
Consolidated Condensed Balance Sheets
	31-Mar-08	31-Dec-07
ASSETS (Unaudited) (Audited)
Current Assets
Cash and Cash Equivalents	$ 26,708	$ 10,172
Inventories	408,246	345,713
Prepaid Expenses	308	-
Other Current Assets	24,043	22,163
Total Current Assets	$ 459,305	$ 378,048
Property, Plant and Equipment,
Net of Accumulated Depreciation	103,692	99,513

Total Assets	$ 562,997	$ 477,561

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Liabilities	$ 237,668	$ 192,109
Due To Shareholders	197,368	153,846
Total Current Liabilities	$ 435,036	$ 345,955

Shareholders' Equity
Common Stock, $0.001 par value, 50 million shares
authorized - 24,728,850 and 9 million issued and outstanding
at March 31, 2008 and December 31, 2007	$ 24,729	$ 24,729
Additional paid in capital	125,271	125,271
Legal Reserve	9,821	9,821
Accumulated Other Comprehensive Income	53,794	53,602
Retained Earnings / (Deficit)	(85,654)	(81,817)
Total Liabilities and Shareholders' Equity	$ 127,961	$ 131,606

	$ 562,997	$ 477,561

The accompanying footnotes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.
Consolidated Condensed Statement of Operations (Unaudited)

Three Months Ended
		31-Mar-08	31-Mar-07
Operating Revenues
Sales Revenues		$ 9,491	$ 40,016
Less:	Sales Returns	-	-
Less:	Sales Allowances	-	-

Total Net Revenues		$ 9,491	$ 40,016

Operating Costs		10,468	29,767
Gross Profit		$ (977)	$ 10,249

Operating Expenses		2,860	10,165
Operating (Loss) Income from Operations		$ (3,837)	$ 84
Non-Operating Income
Interest Revenue		-	-
Foreign Exchange Gain		-	-
Other Income		-	-
		-	-
Non-Operating Expernses
Interest Expense		-	-
Foreign Exchange Loss		-	-
		-	-

Income (Loss) Before Income Taxes		$ (3,837)	$ 84

Provision for Income Taxes			954

Net (Loss) Income		$ (3,837)	$ (870)
Comprehensive Income
Foreign Currency Translation Income		192	436

Total Comprehensive Income (Loss)		$ (3,645)	$ (434)

Net (Loss) Income Per Share - Basic and Diluted		$ (0.00)	$ (0.00)

Weighted Average Shares Outstanding - Basic and Diluted		24,728,850	24,728,850

The accompanying footnotes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.
Consolidated Condensed Statement of Cash Flows (Unaudited)

	31-Mar-08	31-Mar-07

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$ (3,837)	$ (870)
Non-Cash Adjustments
Depreciation and Amortization Expense	2,695	4,976
Changes in Operating Assets and Liabilities
Accounts Receivable	-	(14,297)
Inventories	(62,533)	13,688
Prepaid Expenses	(308)	-
Other Current Assets	(1,880)	939
Accounts Payable and Accrued Liabilities	45,559	681
Income Taxes Payable	-	954

NET CASH FLOWS FROM OPERATING ACTIVITIES	$ (20,303)	$ 6,071

NET CASH FROM INVESTING ACTIVITIES
Decrease (Increase) in Property, Plant and Equipment	$ -	$ (133)
Decrease (Increase) in Other Property, Plant and Equipment	-	(473)

NET CASH FLOWS FROM INVESTING ACTIVITIES	$ -	$ (606)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank Advances and Repayments	$ -	$ 29,201
Increase in Long-Term Debt	-	5,561
Stockholder Advances	43,522	(20,875)

NET CASH FLOWS FROM FINANCING ACTIVITIES	$ 43,522	$ 13,887

EFFECT OF EXCHANGE RATE CHANGES ON
CASH AND CASH EQUIVALENTS	$ (6,682)	$ (619)

NET CHANGE IN CASH AND CASH EQUIVALENTS	16,536	18,733

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	10,172	(10,634)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 26,708	$ 8,099

SUPPLEMENTAL DISCLOSURES
Interest Paid, Excluding Capitalized Interest	$ -	$ 268
Income Taxes Paid	-	644

The accompanying footnotes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

Notes to Interim Financial Statements

1.   LIQUIDITY AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of $3,837 during the three months ended March 31, 2008. Moreover, the Company has an accumulated deficit of $85,654 at March 31, 2008.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.    REPORTING ENTITY AND ITS BUSINESS SCOPE

Amber Optoelectronics Inc., (the “Company”), is a Delaware corporation organized on January 05, 2007.  Amber Optoelectronics Co. Ltd. was incorporated in August 2006, as a company limited by shares under the law of the Republic of China (“R.O.C.”).

Pursuant to an agreement entered into on December 29, 2006, between Amber Optoelectronics Co. Ltd. and Amber Optoelectronics Inc. the Delaware Corporation, Amber Optoelectronics Inc. issued to the shareholders of Amber Optoelectronics Co. Ltd. 9,000,000 common shares of Amber Optoelectronics Inc. in exchange for their share interest in Amber Optoelectronics Co Ltd.  On June 30, 2007, the Company completed the reorganization of its operations with the issuance of the 9,000,000 to the selling shareholders.  On July 9, 2007, the transition of Amber in Taiwan was finalized through   recapitalization  of the reverse acquisition of Amber Optoelectronics Inc. in order to raise additional equity capital for its operations.  All shares and per share amounts have been restated to reflect the reverse acquisition. As Amber in Taiwan is the only operating subsidiary with control over its operating and financial policies, the accompanying financial statements have been consolidated with any material inter-company accounts and transactions eliminated. The Company is engaged in the sale of electronics, electronic materials, and information software.

It is management’s opinion that all adjustments are of normal recurring nature.  All adjustments necessary for a fair statement of the results for the interim periods have been made.

3.   SIGNIFICANT ACCOUNTING POLICIES

a.  Principles of Consolidation

The consolidated financial statements include the accounts of Amber Optoelectronics Co. Ltd., its majority owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

b.  Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

c.   Cash and Cash Equivalents

Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

d.   Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported net of an allowance for doubtful accounts. The Company estimates the allowance based on its analysis of specific balances, taking into consideration the age of the past due account and anticipated collections resulting from legal issues. An account is considered past due after thirty (30) days from the invoice date. Based on these factors, there was an allowance for doubtful accounts of $0 and $0 at March 31, 2008 and 2007, respectively.  Changes to the allowance for doubtful accounts are charged to expense and reduced by charge-offs, net of recoveries.

e.   Property, Equipment, and Depreciation

Property and Equipment are presented at original cost, less accumulated depreciation.  Depreciation is computed using the declining balance at the following annual rates for the following applicable asset classes:

o

Computer Hardware

30% declining balance

o

Furniture and Equipment

20% declining balance

o

Leasehold Improvements

straight-line over three years

The cost of significant improvements to property and equipment are capitalized. Maintenance and repairs are charged to expense as incurred.  Upon sale or retirement of property and equipment, the cost and related depreciation are eliminated from the accounts and any resulting gain or loss is recognized.

f.    Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities.  This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment.  Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards.  Deferred income tax expense represents the change in net deferred assets and liability balances.

g.     Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, and accounts payable. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value.

h.    Foreign Currency Translation

The functional currency of the Company is the local currency where the Company operates.  The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year.  Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period.  Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.  Accumulated net translation adjustments have been reported separately in Other Comprehensive Loss in the financial statements.  Foreign currency translation adjustments resulted in income of $0 and $0 for the three months ending March 31, 2007 and 2006, respectively.  Foreign currency transaction gains and (losses) resulting from exchange rate fluctuations on transactions denominated in a currency other than the functional currency totalled approximately $0 and $0 in the three months ending March 31, 2007 and 2006, respectively, and are included in General and Administrative Expenses in the accompanying consolidated statement of operations.

i.   Earnings Per Share

Earnings per share of common stock are computed in accordance with SFAS No, 128, “Earnings per Share.”  Basic earnings per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period.  Diluted earnings per share are the same as basic earnings per share since no common stock equivalents were outstanding for the three months ended March 31, 2008 and 2007.

j.   Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No.161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB statement No.133.  SFAS No.161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS No.161 is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009. The Company is currently evaluating the impact of SFAS No. 161 on its consolidated financial statements.

4.   INVENTORIES

Inventories consisted of the following:

March 31,	2008	2007

Raw materials	$ 408,246	$ 345,713
Finished goods	-0-	-0-

Inventories	$ 408,246	$ 345,713

5.   RELATED PARTY TRANSACTIONS

Advances from stockholders’ are advances and payments from principal stockholders of the Company.  These amounts from shareholders at March 31, 2008 and December 31, 2007 were $197,368 and $153,846, respectively.

6.     OFF-BALANCE SHEET ARRANGEMENTS

At March 31, 2008, the Company has no material commitments for capital expenditure nor any transactions, obligations, and relationships that could be considered off-balance sheet arrangements.

Interim Financial Statements of

AMBER OPTOELECTRONICS INC.

June 30, 2008

AMBER OPTOELECTRONICS INC.
Consolidated Condensed Balance Sheets

	30-Jun-08	31-Dec-07
	(Unaudited)	Audited
ASSETS

Current Assets
Cash and Cash Equivalents	$ 9,075	$ 10,172
Inventories	410,760	345,713
Other Current Assets	24,127	22,163
Total Current Assets	443,962	378,048

Property, Plant and Equipment,
Net of Accumulated Depreciation	95,407	99,513

Total Assets	$ 539,369	$ 477,561

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued Liabilities	$ 211,770	$ 192,109
Due To Shareholders	200,394	153,846

Total Current Liabilities	$ 412,164	$ 345,955

Shareholders' Equity
Common Stock, $0.001 par value, 50 millions shares
authorized - 24,728,850 at June 30, 2008
and December 31, 2007	$ 24,729	$ 24,729
Additional paid in capital	125,271	125,271
Legal Reserve	9,821	9,821
Accumulated Other Comprehensive Income	53,998	53,602
Retained Earnings / (Deficit)	(86,614)	(81,817)

Total Liabilities and Shareholders' Equity	127,205	131,606

	$ 539,369	$ 477,561

The accompanying footnotes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.
Consolidated Condensed Statement of Operations (Unaudited)

	Six Months Ended
	30-Jun-08	30-Jun-07

Revenues
Sales Revenues	$ 26,260	$ -

Total Net Revenues	$ 26,260	$ -

Cost of Sales	25,726	-

Gross Profit	$ 534	$ -

Operating Expenses	5,331	-

Operating Loss from Operations	$ (4,797)	$ -

Loss from Continuing Operations	$ (4,797)	$ -

Discontinued Operations:
Loss from Operations of Mei Pao	-	(54,126)

Loss before Income Taxes	(4,797)	(54,126)

Provision for (Benefit From) Income Taxes	-	-

Net Loss	$ (4,797)	$ (54,126)

Other Comprehensive Income
Foreign Currency Translation Income	396	4,123

Total Comprehensive Loss	$ (4,401)	$ (50,003)

Net (Loss) Income Per Share - Basic and Diluted	$ (0.00)	$ (0.00)

Weighted Average Shares Outstanding - Basic and Diluted	24,728,850	24,728,850

The accompanying footnotes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC

Consolidated Condensed Statement of Cash Flows (Unaudited)
	Six Months Ended
	30-Jun-08	30-Jun-07
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$ (4,797)	$ (54,126)
Net Cash Flows from Discontinued Operating Activities	-	257,366

Non-Cash Adjustments
Depreciation and Amortization Expense	4,106	-
Changes in Operating Assets and Liabilities
Inventories	(65,047)	-
Other Current Assets	(1,964)	-
Accounts Payable and Accrued Liabilities	19,661	-
NET CASH FLOWS FROM OPERATING ACTIVITIES	$ (48,041)	$ 203,240

NET CASH FROM INVESTING ACTIVITIES
Net Cash Flows Used in Discontinued Investing Activities	$ -	$ (69,051)

NET CASH FLOWS FROM INVESTING ACTIVITIES	$ -	$ (69,051)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Cash Flows from Discontinued Financing Activities	$ -	$ (298,248)
Stockholder Advances and Repayments	46,548	-

NET CASH FLOWS FROM FINANCING ACTIVITIES	$ 46,548	$ (298,248)

EFFECT OF EXCHANGE RATE CHANGES ON
CASH AND CASH EQUIVALENTS	$ 396	$ 4,123

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,097)	(159,936)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	10,172	185,204

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 9,075	$ 25,268

SUPPLEMENTAL DISCLOSURES
Interest Paid, Excluding Capitalized Interest	$ -	$ -
Income Taxes Paid	-	-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Long-Term Liabilities - Current Portion	$ -	$ -

The accompanying footnotes are an integral part of these financial statements.

AMBER OPTOELECTRONICS INC.

NOTES TO INTERIM FINANCIAL STATEMENTS

1.     Liquidity And Management’s Plans

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated significant revenues from operations and has no assurance of any future revenues. The Company incurred a net loss of $4,797 during the six months ended June 30, 2008. Moreover, the Company has an accumulated deficit of $86,614 at June 30, 2008.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s success is dependent upon numerous items, certain of which are the successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenue adequate to support the Company’s current and future cost structure, and its success in obtaining financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, technical difficulties, market acceptance, and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations. The Company’s management recognizes that the Company must obtain additional capital for the eventual achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity financing sources. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.   Reporting Entity And Its Business Scope

Amber Optoelectronics Inc., (the “Company”), is a Delaware corporation organized on January 05, 2007.  Amber Optoelectronics Co. Ltd. was incorporated in August 2006, as a company limited by shares under the law of the Republic of China (“R.O.C.”).

Pursuant to an agreement entered into on December 29, 2006, between Amber Optoelectronics Co. Ltd. and Amber Optoelectronics Inc. the Delaware Corporation, Amber Optoelectronics Inc. issued to the shareholders of Amber Optoelectronics Co. Ltd. 9,000,000 common shares of Amber Optoelectronics Inc. in exchange for their share interest in Amber Optoelectronics Co Ltd. On June 30, 2007, the Company completed the reorganization of its operations with the issuance of the 9,000,000 to the selling shareholders.  On July 9, 2007, the transition of Amber in Taiwan was finalized through recapitalization of the reverse acquisition of Amber Optoelectronics Inc. in order to raise additional equity capital for its operations.  All shares and per share amounts have been restated to reflect the reverse acquisition.

As Amber in Taiwan is the only operating subsidiary with control over its operating and financial policies, the accompanying financial statements have been consolidated with any material inter-company accounts and transactions eliminated.

The Company is engaged in the sale of electronics, electronic materials, and information software.

It is management’s opinion that all adjustments are of normal recurring nature.  All adjustments necessary for a fair statement of the results for the interim periods have been made.

3.   Significant Accounting Policies

a. Principles of Consolidation

The consolidated financial statements include the accounts of Amber Optoelectronics Co. Ltd., its majority owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

b. Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

c. Cash and Cash Equivalents

Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

d. Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported net of an allowance for doubtful accounts. The Company estimates the allowance based on its analysis of specific balances, taking into consideration the age of the past due account and anticipated collections resulting from legal issues. An account is considered past due after thirty (30) days from the invoice date. Based on these factors, there was an allowance for doubtful accounts of $0 and $0 at June 30, 2008 and December 31, 2007, respectively.  Changes to the allowance for doubtful accounts are charged to expense and reduced by charge-offs, net of recoveries.

e. Property, Equipment, and Depreciation

Property and Equipment are presented at original cost, less accumulated depreciation.  Depreciation is computed using the declining balance at the following annual rates for the following applicable asset classes:

o

Computer Hardware

30% declining balance

o

Furniture and Equipment

20% declining balance

o

Leasehold Improvements

straight-line over three years

The cost of significant improvements to property and equipment are capitalized. Maintenance and repairs are charged to expense as incurred.  Upon sale or retirement of property and equipment, the cost and related depreciation are eliminated from the accounts and any resulting gain or loss is recognized.

f. Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities.  This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment.  Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards.  Deferred income tax expense represents the change in net deferred assets and liability balances.

g. Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, and accounts payable. It is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value.

h. Foreign Currency Translation

The functional currency of the Company is the local currency where the Company operates.  The financial statements of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  The income and cash flow statements amounts have been translated using the weighted average exchange rate for the year.  Foreign currency cash flows are translated at the weighted average rate of exchange in effect during the period due to the minimal fluctuation in the currency exchange rates during the period.  Management believes that substantially the same results would be derived if foreign cash flows were translated at the rates in effect at the time of the cash flows.

Accumulated net translation adjustments have been reported separately in Other Comprehensive Loss in the financial statements.  Foreign currency translation adjustments resulted in income of $396 and $4,123 for the six months ending June 30, 2008 and 2007, respectively.  Foreign currency transaction gains and (losses) resulting from exchange rate fluctuations on transactions denominated in a currency other than the functional currency totalled approximately $0 and $0 in the six months ending June 30, 2008 and 2007, respectively, and are included in General and Administrative Expenses in the accompanying consolidated statement of operations.

i.   Earnings Per Share

Earnings per share of common stock are computed in accordance with SFAS No, 128, “Earnings per Share.”  Basic earnings per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period.  Diluted earnings per share are the same as basic earnings per share since no common stock equivalents were outstanding for the six months ended June 30, 2008 and 2007, respectively.

j.   Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No.161, Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB statement No.133.  SFAS No.161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS No.161 is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008, with early application encouraged.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009. The Company is currently evaluating the impact of SFAS No. 161 on its consolidated financial statements.

In May 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (“SFAS”) No. 162, "The Hierarchy of Generally Accepted Accounting Principles”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  SFAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is currently evaluating the impact of SFAS 162 on its consolidated financial statements but does not expect it to have a material effect.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 163, "Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60" (“SFAS 163”).  SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009.  The Company is currently evaluating the impact of SFAS 163 on its consolidated financial statements but does not expect it to have a material effect.

4.  Inventories  consisted of the following:

	Jun 30, 2008	Dec 31, 2007

Raw Material	$ 410,760	$ 345,713
Finished goods	-0-	-0-

Inventories	$ 410,760	$ 345,713

5.     Related Party Transactions

Advances from stockholders’ are advances and payments from principal stockholders of the Company.  These amounts from shareholders at June 30, 2008 and December 31, 2007 were $200,394 and $153,846, respectively.

6.    Reclassification Of Statements Of Operations And Cash Flows

Consolidated statements of operations and cash flows for the six months ended June 30, 2007 have been reclassified to reflect the discontinued operations of Mei Pao.

7.     Off-Balance Sheet Arrangements

At June 30, 2008, the Company has no material commitments for capital expenditure nor any transactions, obligations, and relationships that could be considered off-balance sheet arrangements.

EXHIBIT   3.1

      State of Delaware

Secretary of State

Division of Incorporations

Delivered 04:54 PM 01/05/2007

FILED 03:15 PM 01/05/2007

SAV 070016000 – 4280181 FILE

CERTIFICATE OF INCORPORATION

FIRST:  The name of this corporation shall be:  AMBER OPTOELECTRONICS, INC.

SECOND:  Its registered office in the State of Delaware is to be located at 2711 Centerville

Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808.  The name of its registered agent at such address is The Company Corporation.

THIRD:  The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The Total number of shares of stock, which this corporation is authorized to issue,

is Fifty Million (50,000,000) shares of common stock with a par value of $0.001.

FIFTH: The name and address of the incorporator is as follows:

The Company Corporation

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

SIXTH:  The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH:  No director shall be personally liable to the Corporation or its stockholders for

monetary damages for any breach of fiduciary duty by such director as a director.   Notwithstanding

the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this

Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

             IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 5th day of January, 2006.

The Company Corporation, Incorporator

    /S/

By: _____________________________

Name:  Sparkle Harding

Assistant Secretary

      DE BC D:CERTIFICATE OF INCORPORATION – SHORT SPECIMEN 09/00-1 (DESHORT)

Exhibit 3.2  By-laws of the Company

BYLAWS OF

AMBER OPTOELECTRONICS, INC.

A Delaware Corporation

ARTICLE I—Offices

The principal office of the corporation shall be located in the State of New York in the County of  Monroe, 2541 Monroe Ave. Suite 301, Rochester, New York 14618.  The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II—Shareholder

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at 4:00 o'clock PM. on the Third Tuesday in the month of November in each year, beginning with the year 2007. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be, called by the president at the request of the holders of not less than one-tenth 'of all the outstanding shares of the corporation, entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place as the place for any annual meeting' or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate anyplace as the place for such meeting. If no designation is made, or if a special meeting shall be called, otherwise than by the Board, the place of meeting shall be the registered office of the corporation.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting; and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given. If mailed, such notice shall be deemed to be; delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to such meeting, this list shall be kept on file at the principal office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders;

Section 7. Quorum. Fifty One Percent (51%) of the outstanding, shares of the company entitled to VOTE, represented in person or by proxy shall constitute a quorum at a meeting of shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless, the vote of a greater number or voting by classes is required by law or the articles of incompany.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting shall not be allowed.

Section 10. Voting of Shares by certain Holders; Neither treasury shares, nor shares of its own stock held by the company in a fiduciary capacity, nor shares held by another company if a majority of the shares entitled to vote for the election of Directors of such other company is held by this company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another company may be voted by such officer, agent or proxy as the bylaws of such company may prescribe or, in the absence of such provision, as the Board of Directors of such company may determine.

Shares held by an administrator, executor; guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such share, into his or her name.  Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the number of shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a vote of the shareholders.

ARTICLE 111- Board of Directors

Section 1. General Powers. The business and affairs of the company shall be managed by its Board of Directors, except as otherwise provided by statute or the articles of the company.

Section 2. Number, Tenure and Qualifications. The number of Directors of the company shall be not less than two nor more than five, unless a lesser number is allowed by statute.  Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her, successor shall have been elected and qualified.

Directors need not be residents of this state or shareholders of the company. Directors shall be removable in the manner provided by statute.

Section 3. Vacancies. Any director may resign at any time by giving written notice to the president or to the secretary of the company.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining, Directors though not Less than a quorum. A director elected to fill a vacancy shall be elected for the un-expired term of his or her predecessor in office" Any Directorship to be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

Section 4.  Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings, without other notice than such resolution.

Section 5.  Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice. Notice of any special meeting shall be given at least seven days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two days previously by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be trans-acted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of Directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act by the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Compensation. By resolution of the Board of Directors, any director may be paid anyone or more of the following: expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the company in any other capacity and receiving compensation therefore.

Section 10. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors.

ARTICLE IV - Officers and Agents.

Section 1. General. The officers of the company shall be president, one or more vice presidents, a secretary and a treasurer. The salaries of all the officers of the company shall be fixed by the Board of Directors . One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the company shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders.

Section 3. Removal. Any officer or agent may .be removed by the Board of Directors whenever in it's judgment the best interest of the company will be served thereby.

Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the un-expired portion of the term.

Section 5. President. The president shall:

(a)  subject to the direction and supervision of the Board of Directors, be the chief executive officer of the company;

(b)  shall have general and active control of its affairs and business and general supervision of its officers, agents and employees; and

(c) the president shall have custody of the treasurer's bond, if any.

Section 6. Vice Presidents. The vice presidents shall:

(a)  assist the president, and

(b)  shall perform such duties as may be assigned to them by the president or by the Board of Directors.

Section 7. Secretary. The secretary shall:

(a)  keep the minutes of the proceedings of the shareholders and the Board of Directors';

(b)  see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

(c)  be custodian of the corporate records and of the seal of the company and affix the seal to all documents when authorized by the Board of Directors;

(d)  keep at its registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the company's transfer agent or registrar;

(e) sign with the president, or a vice president, certificates for shares of the company, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f) have general charge of the stock transfer books of the company, unless the company has a transfer agent; and

(g) in general, perform all duties incident to the office as secretary and such other duties as from time to time may be assigned to HIM or her by the president or by the Board of Directors.

Section 8. Treasurer. The treasurer shall:

(a  be the principal financial officer of the company;

(b) perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time;

(c) be the principal accounting officer of the company; and

(d) have such other powers and perform such other duties as may be from time to time prescribed by the. Board of Directors or the president;

ARTICLE V - Stock

Section 1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the company by its president or a vice president and the secretary, and shall be sealed with the seal of the company, or with a facsimile thereof. No certificate shall be issued until the shares represented thereby are fully paid.

Section 2. Consideration for Shares, Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the company, but neither promissory notes nor future services shall constitute payment or part payment for shares.

Section 3. Transfer of Shares. Upon surrender to the company or to a transfer agent of the company of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the: company to issue a new certificate to the person entitled, thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the company which shall be kept at its principal office, or by its registrar duly appointed.

Section 4. Transfer Agents, Registrars and Paying Agents. The Board may at its discretion appoint one or more transfer agents,, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the company.

ARTICLE VI: Indemnification of Officers and Directors

Each director and officer of this company shall be indemnified by the company against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she maybe made a party by reason of his or her being or he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

ARTICLE VlI:  Miscellaneous.

Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incompany or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders meeting) by proxy, shall be equivalent to such notice.

Section 2. Fiscal Year. The fiscal year of the company shall be as established by the Board of Directors.

Section 3. Amendments. The Board of Directors shall have power to make, amend and repeal the bylaws of the company at any regular meeting of the Board or at any special meeting the purpose.

APPROVED:

DATED:  January 8, 2007

/S/

__________________________

Director:  Shirley Diamond

/S/

__________________________

Director:  Morris Diamond

Opinion 5.1 Opinion of Counsel

Law Offices Of

RICHARD S. LANE

200 East 71st Street

Suite 7C

New York, NY 10021

Phone (212) 737-8454 Fax (212) 737-3259

E-Mail: RSLane09@aol.com

October 10, 2008

Mr. John Campana, President

Amber Optoelectronics, Inc.

2283 Argentia Road, Unit 10, Box 8

Mississauga ON

L5N 5Z2, Canada

RE: Pre-Effective Amendment # 8 regarding Amber Optoelectronics, Inc. S-1/A, file # 333-147225

Dear Mr. Campana,

I have acted as counsel for Amber Optoelectronics (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-1/A under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to the 24,728,850  shares of the Company's common stock, $.001 par value, (the "Common Stock"). In addition to the foregoing, I have reviewed the appropriate sections of the General Corporation Law of the state of Delaware, the state in which Amber Optoelectronics, Inc. is incorporated.

I have examined the Certificate of Incorporation, and the By-Laws of the Company, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

Based on the foregoing examination, I am of the opinion that all of the shares of Common Stock registered under the above Registration Statement are duly authorized, were validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment # 8. In addition, I hereby consent to the use of the reference to “Counsel to the Company” in the paragraph titled “Legal Proceedings.”

Very truly yours,

 /S/

Richard S. Lane

RSL:ai

Exhibit 5.2  Opinion of Counsel – Letter to the Securities and Exchange Commission

Law Offices Of

RICHARD S. LANE

200 East 71st Street

Suite 7C

New York, NY 10021

Phone (212) 737-8454 Fax (212) 737-3259

E-Mail: RSLane09@aol.com

                        June 5, 2008

Mr. Paul Fischer, Staff Attorney

Division of Corporate Finance

U.S. Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C. 20549

RE: Pre-Effective Amendment # 5 regarding Amber Optoelectronics, Inc. S-1, file # 333-147225 which  should be regarded as a secondary offering under Rule 415(a)(I)(i).

Dear Mr. Fischer,

Enclosed under separate cover is my opinion of counsel, which has been revised in accordance with comments # 32, 33, and 34, contained in your letter of March 21, 2008.

In addition, with respect to your comment # 4, please accept the following as my legal analysis, based upon which I have determined that the shares being registered for resale should be regarded as a secondary offering (eligible to be made on a delayed or continuous basis under Rule 415 (a)(I)(i). In addition to reviewing the foregoing portion of 415, I have also reviewed D-29 of the Manual of Publicly Available Telephone Interpretations and Item 507 of Regulation S-K.

The issuer is registering 15,278,850 shares of outstanding common stock held by non related or affiliated shareholders. The Issuer is also registering 10,450,000 shares of common stock in connection with the acquisition of the Taiwan company “Amber Optoelectronics Ltd.”, of these a total of 700,000 are held by the three directors and general counsel of the company. None of the current shareholders are underwriters, brokers or affiliated with a broker or underwriter, nor are any of the shareholders acting as a conduit for the issuer, or acting as an underwriter selling on behalf of the issuer.

When and if any of the shareholders elect to sell their shares, the proceeds received from such sale will be for the benefit of the selling stockholder, and not for the benefit of the issuer.

Very truly yours,

                                                                                                               /S/

Richard S. Lane

RSL:ai

Exhibit 10.1  Amber Optoelectronics – Licensing Rights

Note:  This agreement originated as a Chinese and English document.  For EDGAR purposes the English text version is being filed. The Chinese text is available and will be provided upon request.

LICENSING RIGHTS

Covering the following Registered Patents;

Name of Patents	Patent Number	Date registered	Place registered	Country of patent	Patent holder
Light Source Device of Side Emitting Back Light Module	M305912	2/1/2007	Rep. of China	Taiwan, China, Japan, Korea	Yeh-He Lo
Light Source Device of Backlight Module	M305911	2/1/2007	Rep. of China	Taiwan, China, Japan, Korea	Yeh-He Lo
Light Guide Plate	M300824	11/11/2006	Rep. of China	Taiwan, China	Yeh-He Lo
TV Reception modular Device	M298295	9/21/2006	Rep. of China	Taiwan, Spain, China, France, Germany	Yi-Hsiang
Connecting device between Back -lighting bulb and wire	M298070	9/21/2005	Rep. of China	Taiwan, China, Japan, Korea	Yi-Hsiang
Side-Emitting light source for Back -lighting module	#95216477	9/15/2006	Rep. of China	Taiwan, China, Japan, Korea	Yi-Hsiang Yi-Hs

In consideration and the sum of $2.00 and conditions set forth herein Yeh-He Lo and Yi-Hsiang, Grants Exclusively to the undersigned the Rights to utilize the technology so described in the above stated patents.

Exclusive Production And Distribution Rights Are Granted To:

AMBER OPTOELECTRONICS INC.

2283 Argentia Road, Unit 10, P.O. Box 8

Mississauga, Ontario Canada  L5N 5Z2

Territory:

Canada, China, United States of  America,  Mexico, Egypt, El Salvador, Estonia, Finland, France, Germany, Greece, Guatemala, Haiti, Hong Kong, Hungary, India, Indonesia, Iran Ireland, Israel, Italy, Japan, Korea (South), Latvia, Lebanon, Malaysia, Moldova, Morocco, Netherlands, New Zealand, Norway, Pakistan, Panama, Peru, Poland, Portugal, Romania, Saudi Arabia, Singapore, Slovak, Slovenia, South Africa, Spain, Sri Lanka, Sudan, Sweden, Switzerland, Taiwan, Thailand, Tunisia, Turkey, United Arab Emirates, United Kingdom, Venezuela, Yugoslavia.

Conditions:

Under this License, the licensor, within twelve months or less proceed to produce the products.Upon the establishment of the production plant and the commencement of operation, The Patent Holders, or upon their demise, their heirs or Estate shall receive as a Royalty Payment the sum of  Two (2) Percent of the  Net Profit of each item marketed using this technology. Royalty or Licensing Fee

Payment  is payable on all material processed and shipped to end user. The calculation of payment due shall be taken on a quarterly basis and payment to be made within 30 days without exception.

This Licensing agreement shall be governed by the Laws of Taiwan and

Signed, Sealed, Witnessed and Accepted: this 7th day of January 2007.

Yeh-He Lo

___/S/_____

_____________________

Patent Holder

Jia Jun Chen

   Amber Optoelectronics Inc.

___/S/___

/S/

____________________

                 ______________________

Patent Holder

   George Parselias,

   Secretary/Treasurer/Director/

Chih Chi  Cheng

___/S___

_____________________

Witness

10.2  Amber Optoelectronics – Licensing Rights – Territory Modification

AMBER OPTOELECTRONICS INC.

March 25, 2008

Mr. Yeh-He Lo

Mr. Jia Jun Chen

2nd Floor, 104-9

Chung Lin Road

Xin Zhuang, Taipai

Taiwan

SENT VIA FAX

Dear Sirs,

Due to recent comments from the attorneys for the United States Securities and Exchange Commission concerning state sponsored terrorism, we are hereby requesting the cancellation of the “Territory” countries paragraph, as it is listed in its current form inside the licensing rights agreement, and replacing the list to include only the following countries as specific below;

China, Taiwan, Japan, South Korea, Philippines, USA, Canada, and the countries that form part of the European Union.

Kindly forward the revised and signed agreement to us as soon as it is completed.  We will return our signed version if all is correct as explained above.

We appreciate your understanding in this manner and thank you in advance for your prompt response.

Yours very truly,

/S/

John Campana

President

2283 Argentia Rd. Unit 10, Box 8, Mississauga, Ontario L5N 5Z2

Telephone ~ 905.824.5306     Fax ~ 780.665.6194

10.21  Amber Optoelectronics – Licensing Rights – Territory Confirmation

Mr. Campana as to your letter dated March 25, 2008 we have agreed to the changes you have requested. We have made no further changes on our part. Kindly attach this letter to the original agreement.  If this does not fit we will have our son prepare a new document and he will send to you.

Signed, Sealed, Witnessed and Accepted: this 29th day of March 2008

Yeh-He Lo

/S/

_____________________

Patent Holder

Jia Jun Chen

/S/

_____________________

Patent Holder

Chih Chi  Cheng

/S/

_____________________

Witness

Exhibit 10.6  Visionary Investment Group Inc. – Consultant’s Agreement

VISIONARY INVESTMENT GROUP INC.

4631 Heritage Hills Blvd., Mississauga, Ontario, Canada L5R1N4

TEL: (416) 524-5088         E-Mail: visionary000@sympatico.ca

PRODUCT AWARENESS AGREEMENT

This will confirm the agreement between VISIONARY INVESTMENT GROUP INC. (hereinafter referred to as (VIGI) and Amber Optoelectronics Inc. . (hereinafter referred to as (Amber) pursuant to which VIGI agrees to provide product awareness assistance on behalf of Amber, effective as of the signing date hereto;

The terms and conditions of the agreement are as follows.

1. VIGI agrees that they will:

(a)  Conduct day-to-day introductions regarding the Amber line of products to corporate manufacturers of electronic devices.

(b)   Assist in distributing all product information, brochures and schematics as requested by potential  customers.

2. As compensation for the services to be provided by VIGI to Amber pursuant to Section 1, Amber agrees to pay to VIGI a monthly retainer of $5,000.00 in US Dollars for a period of twelve months.

3, Amber will reimburse VIGI for all day to day out-of-pocket expenses incurred in connection with the performance of the services rendered by VIGI thereunder.  Such expenses shall be billed by VIGI on a periodic basis and paid by Amber upon receipt of such invoices.  Out-of-Pocket expenses shall include, but not be limited to, all travel and courier expenses and any such reasonable expenses pertaining to the advancement of the product line.  Expense amounts greater than $500.00 is to be submitted in written format to Amber for approval, prior to the expenditure.

4. This agreement shall commence on the signing of this agreement and shall continue unless terminated by Amber or VIGI on not less than Thirty (30) days written notice. VIGI shall be entitled to all fees and disbursements up to the end of the notice period.

5. This Agreement may not be amended or modified except in writing nor may it be assigned without the prior consent of each party in writing. This Agreement represents the entire understanding between both parties, and all prior discussions and negotiations are merged into it.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the Federal Laws of Canada applicable therein.

The foregoing correctly sets out our Agreement and Contract and this shall constitute a binding agreement between all parties.

Signed, Sealed and Accepted in Mississauga, Ontario, Canada, this 9th day of January, 2007.

AMBER OPTOELECTRONICS INC.

VISIONARY INVESTMENT GROUP INC.

/S/

/S/

_______________________________

________________________________

John Campana, President

Lawrence Lilly, President

Authorized to bind the company

23.1  Independent Auditors Consent

ROTENBERG & Co. LLP

Certified Public Accountants

585.295.2400 (Office)          585.295.2150 (Fax)

1870 Wlnton Road South, Rochester; NY 14618 www.rotenbergllp.com

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors

 and Stockholders

Amber Optoelectronics Inc.

Delaware

We consent to the use in this Registration Statement of Amber Optoelectronics Inc. on the

Amendment No. 8 to Form SB-2 on Form S-1 of our report dated May 28, 2008, on the consolidated balance sheets of Amber Optoelectronics Inc. as of December 31, 2007 and 2006, and the

consolidated statements of stockholders’ equity, operations and cash flows for the years then ended, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this

Registration Statement.

/S/  Rotenberg & Co.. LLP

Rotenberg & Co., LLP

Rochester, New York

October 14, 2008

23.2  Independent Auditors Letter

ROTENBERG & Co. LLP

Certified Public Accountants

585.295.2400(Office)            585.295.2150 (fax)

1870 Wlnton Road South, Rochester  NY 14618 .www.rotenbergllp.com

We have reviewed the changes in the accounting treatment in regards to gains from settlement of debt for $ 1,020,816 and asset disposal for $ 387,351 in the amended financial statements by the management of Amber Optoelectronics Inc., for the interim period ended September 30, 2007 in the Amendment No. 3 to Form SB-2 on Form S-1 filed on March 4, 2008.

The amendments of the financial statements for the interim period ended September 30, 2007 are as follows:

	As restated	As previously reported

Net Income / (Net Loss)	$ 1,335,360	$ (72,807)
Earnings per share	$ 0.15	$(0.01)

Retained Earnings	$ (33,703)	$ (33,703)

The management of the Company originally reported these gains from settlement of debt and asset disposal as a credit directly to the retained earnings instead of reporting them in the statement of operations.

Such amendment is necessary for a fair presentation of the financial statements in accordance with the generally accepted accounting principles in the United States of America.

Based on our review, we concur with the above mentioned amendments.

/s/ Rotenberg & Co., LLP

Rochester, New York

Rotenberg & Co., LLP

  March 10, 2008

Undertakings

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (i)      Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

(iii)

Should significant changes occur at any time during the offering period, we will file a Post-Effective Amendment to this registration statement, and if such post-effective amendment does not go effective immediately.

(2)    That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a  new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Amber Optoelectronics, Inc.  pursuant to its Articles of Incorporation or provisions of the Delaware Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario, Canada on October 27, 2008.

Amber Optoelectronics, Inc.

By:              /s/

                                                                                      Carman McClelland,

Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

                  /s/

Carman McClelland

Chief Executive Officer   Dated:  October 27, 2008

                /s/

John Campana

President

            Dated:  October 27, 2008

                /s/

George Parselias

Secretary, Treasurer       Dated:  October 27, 2008

Principal Accounting Officer

68